Filed pursuant to Rule 424(b)(4)
Registration File No. 333-200359

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 19, 2014)

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Maximum of 150,000 Units consisting of 150,000 Shares of Series B Redeemable Preferred Stock and Warrants to Purchase 3,000,000 Shares of Class A Common Stock
(Liquidation Preference $1,000 per share of Series B Redeemable Preferred Stock (subject to adjustment))

Bluerock Residential Growth REIT, Inc. is a Maryland corporation formed to acquire well-located, Class A apartment properties in growth markets across the United States to appeal to the renter by choice. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies.

We are offering a maximum of 150,000 shares of our Series B Redeemable Preferred Stock, par value $0.01 per share, referred to as our Series B Redeemable Preferred Stock, and warrants, referred to as the Warrants, to purchase a maximum of 3,000,000 shares of our Class A common stock, in this offering. This prospectus supplement also covers the shares of our Class A common stock that are issuable from time to time upon exercise of the Warrants and that may be issuable upon redemption of the Series B Redeemable Preferred Stock. The Series B Redeemable Preferred Stock and the Warrants will be sold in units, or Units, with each Unit consisting of (i) one share of Series B Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of our Class A common stock, exercisable by the holder at an exercise price that is set at a 20% premium to the current market price per share of our Class A common stock determined using the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $11.00 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series B Redeemable Preferred Stock and the Warrants are immediately detachable and will be issued separately. The Warrants are not exercisable until one year from the date of issuance and expire four years from the date of issuance. The Series B Redeemable Preferred Stock will rank pari passu with our 8.250% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, and senior to our Class A common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series B Redeemable Preferred Stock will have no voting rights.

We are organized and conduct our operations in a manner that will allow us to maintain our qualification as a real estate investment trust for federal income tax purposes, or REIT. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, and the warrant agreement that will govern the Warrants to be issued in this offering, or the Warrant Agreement, contains various other restrictions on the exercise, ownership and transfer of our Warrants. See “Description of Series B Redeemable Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our Class A common stock is listed on the NYSE MKT under the symbol “BRG.” On December 16, 2015, the last sale price of our Class A common stock as reported on the NYSE MKT was $11.30 per share. Our Series A Preferred Stock is listed on the NYSE MKT under the symbol “BRG-PrA.” On December 16, 2015, the last sale price of our Series A Preferred Stock as reported on the NYSE MKT was $25.30 per share. Currently no market exists for the Series B Redeemable Preferred Stock or any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Redeemable Preferred Stock or any of the Warrants on any national securities exchange.

The Series B Redeemable Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. You should carefully read and consider “Risk Factors” beginning on page S-16 of this prospectus supplement, page 6 of the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of the risks that should be considered in connection with your investment in our Series B Redeemable Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Unit	Maximum Offering
Public offering price	$1,000.00	$150,000,000.00	(1)
Selling commissions(2)(3)	$70.00	$10,500,000.00
Dealer manager fee	$30.00	$4,500,000.00
Proceeds, before expenses, to us	$900.00	$135,000,000.00

(1)	Initial gross proceeds. If the Warrants are exercised in full at the minimum exercise price of $11.00 per share of Class A common stock, we will receive additional gross proceeds equal to $33,000,000.00.
(2)	Selling commissions and the dealer manager fee will equal 7.0% and 3.0% of aggregate gross proceeds, respectively. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of FINRA and authorized by our dealer manager to sell Units, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed 10.0% of the aggregate gross proceeds of this offering, which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds.
(3)	Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The dealer manager of this offering is our affiliate, Bluerock Capital Markets, LLC, or Bluerock Capital Markets. The dealer manager is not required to sell any specific number or dollar amount of Units, but will use its “reasonable best efforts” to sell the Units offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. We expect to sell up to 150,000 Units in this offering by December 19, 2017, which may be extended through June 17, 2018, in our sole discretion. If we extend the offering period beyond December 19, 2017, we will further supplement the prospectus accordingly. We may terminate this offering at any time, or may offer Units pursuant to a new registration statement, including a follow-on registration statement.

We will sell Units through Depository Trust Company, or DTC, settlement, or DTC Settlement; or, under special circumstances, through Direct Registration System settlement, or DRS Settlement. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

Bluerock Capital Markets, LLC
as Dealer Manager

Prospectus Supplement Dated December 17, 2015

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

PROSPECTUS SUPPLEMENT

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PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to or updates the information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the Units and Class A common stock underlying the Warrants being offered, and other information you should know before investing in these securities.

You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of Units and Class A common stock underlying the Warrants. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-200359) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement. All capitalized terms not defined in this prospectus supplement shall have the meaning described in the accompanying prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus supplement, the accompanying prospectus, and incorporated herein by reference, including those set forth under the heading “Risk Factors”;
•	our ability to invest the net proceeds of any offering in the manner set forth in this prospectus supplement, or the accompanying prospectus;
•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	our ability to lease units in newly acquired or newly constructed apartment properties;
•	potential defaults on or non-renewal of leases by tenants;
•	creditworthiness of tenants;
•	our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;
•	development and acquisition risks, including rising or unanticipated costs and failure of such acquisitions and developments to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	the performance of our network of Bluerock partners, referred to as our Partner Network (and each, a Partner), which are leading regional apartment owner/operators with which we invest through controlling positions in joint ventures;
•	potential natural disasters such as hurricanes, tornadoes and floods;
•	national, international, regional and local economic conditions;
•	board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates set forth in this prospectus supplement, or the accompanying prospectus;

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•	the general level of interest rates;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;
•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference. All forward-looking statements speak only as of their respective dates and the risk that actual results will differ materially from the expectations expressed in this prospectus supplement, the accompanying prospectus, and the information included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference will be achieved.

Certain Definitions

We use certain defined terms throughout this prospectus supplement and the accompanying prospectus that have the following meanings:

Class A:  Class A properties are generally properties that are recently built or substantially rehabilitated. Class A properties typically contain high-end interior finishes and modern ceiling heights, and offer a variety of amenities, which may include fitness/spa facilities, resort-style pool, business center and WiFi connectivity, and outdoor/indoor social gathering spaces.

Core-Plus:  Core-Plus investments generally consist of properties that demonstrate predictable and stable cash flow with a high proportion of the total return attributable to current income. These communities, however, also provide an opportunity for the owner to achieve appreciation by increasing occupancy and/or executing enhancement projects. These enhancement projects can generally be undertaken without disrupting the property’s rent roll and while maintaining occupancy and the in-place cash flow stream.

Development property, or property in development:  Any undeveloped land, vacant property, property under construction, or other property we acquire for construction or development for future use as a multifamily property as part of our investment strategy.

Internal Rate of Return (IRR):  The annualized effective compounded return rate or discount rate that results in the net present value of all cash flows from a particular investment equal to zero. Unless stated otherwise, the IRRs presented in this prospectus supplement utilize cash flows that are gross of any acquisition, disposition and/or asset management fees payable to Bluerock and/or its affiliates. The calculation

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is typically performed with a spreadsheet application, most commonly Microsoft Excel, and utilizes the spreadsheet application’s IRR or XIRR function.

Invest-to-Own:  Invest-to-Own investments generally consist of investment in the development of Class A properties where the investor can capture significant development premiums and minimize and/or eliminate development risks and guarantees. Our targeted Invest-to-Own investments will generally take the form of a convertible preferred equity structure that provides income during the development period and the ability to capture development premiums at completion by exercising the conversion right to take control and an equity stake in the ownership of the project.

Opportunistic:  Opportunistic investments generally consist of properties that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

Value-Add:  Value-Add investments generally consist of properties that are well-occupied and provide a relatively stable stream of cash flow; however, they also provide an opportunity for the improvement of the physical, financial, operational, or management characteristics of the property in order to drive rent growth, minimize turnover, and/or control operating expenses, with a high proportion of the total return attributable to appreciation in value. Value-Add initiatives are typically identified by the buyer prior to acquisition and include projects such as comprehensive interior upgrades to units, re-tenanting and/or repositioning of the property, and curing deferred maintenance or physical obsolescence.

Industry and Market Data

We use industry forecasts and projections and market data throughout this prospectus supplement, including data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources they believe to be reliable. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there can be no assurance that any of the projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information, and the accuracy and completeness of the information are not guaranteed.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all the information that you should consider before investing in our Series B Redeemable Preferred Stock, Warrants and Class A common stock underlying the Warrants. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the Series B Redeemable Preferred Stock, Warrants and Class A common stock underlying the Warrants we are offering, as well as information regarding our business and detailed financial data. To fully understand this offering, you should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” herein and incorporated by reference herein and therein, before investing in our Series B Redeemable Preferred Stock, Warrants and Class A common stock underlying the Warrants.

Unless otherwise indicated or the context requires otherwise, all references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our operating partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, and we refer to our external manager, BRG Manager, LLC, a Delaware limited liability company, as our Manager. Both Bluerock and our Manager are affiliated with the company. References to our shares of Class A common stock on a “fully diluted basis” includes all outstanding shares of our Class A common stock, Class B common stock, units of limited partnership interest in our operating partnership, or OP Units, and long-term incentive plan units in our operating partnership, or LTIP Units, whether vested or unvested.

Our Company

Our company’s strategy is to acquire well-located, Class A apartment properties in growth markets across the United States to target the high disposable income renter by choice.

We utilize four key investment strategies — Core-Plus, Value-Add, Opportunistic and Invest-to-Own — to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.

We invest primarily through controlling positions (generally 90%) in joint ventures with our Partner Network, which includes some of the largest and leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off-market transactions, and to deliver best-in-class execution of our investment strategies across multiple markets.

As of the date of this prospectus supplement, we have 25 total properties in our portfolio and pending investments under contract, comprised in the aggregate of 7,352 units. We own interests in 20 apartment properties located primarily in the Southeastern United States comprised in the aggregate of 5,819 units, including 1,195 development units, and have pending investments in five properties, comprised in the aggregate of 1,533 units. As of September 30, 2015, the properties in our portfolio, exclusive of our development properties, were approximately 95% occupied.

Our Target Markets

We focus on demographically attractive growth markets — which we define as markets characterized by growing population and job growth, both of which are positively correlated with rental rates and occupancy. Given the high correlation between employment growth and apartment demand, we believe that selecting markets with job growth significantly above the national average will provide high potential for increased rental demand, leading to revenue growth and attractive risk-adjusted returns. Employment growth in many of our target markets exceeded 2.5% for the year ended November 2014, as compared to the national average for employment growth of 1.3% according the Bureau of Labor Statistics.

Selected Bluerock Target MSAs — Employment Growth
Statistics for the Year Ended March 31, 2015
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Current/LOI Property
Target Market
4.6%
3.6%
3.6%
3.5%
3.4%
3.4%
3.3%
2.9%
2.7%
2.6%
2.5%
1.9%
Orlando
Denver
Dallas - Fort Worth
Charlotte
Raleigh
San Antonio
Atlanta
Houston
Jacksonville
Nashville
Austin
National Avg.

Source: Bureau of Labor Statistics

We select and continuously evaluate our target markets through an analysis of detailed demographic data at both the market and submarket levels, which may include projected short- and long-term employment growth; existence of robust infrastructures; diversity and growth of the economic base driven by the presence of major colleges, universities, technology, health care, trade, next-generation high value-add manufacturing and government industries; the presence of a younger, more educated demographic profile with a high proportion of renters by choice; the existence of right to work laws; and quality of life.

Our Partner Network Strategy

We invest primarily through controlling positions (generally 90%) in joint ventures with our Partner Network. Our Partner Network includes some of the largest and leading private regional apartment owner/operators across the nation, which generally bring the following attributes to our relationship:

-	Deep relationship capital in order to generate proprietary, often off-market relationship-based transactions. To illustrate this advantage, and based on conversations with members of our Partner Network, the transaction activity for our top 5 Partners exceeded $3 billion and 30,000 units in 2014.
-	Deep intellectual capital and track record of success in order to deliver best-in-class underwriting of the transaction. To illustrate this depth of intellectual capital, our top six Partners own and/or operate a total of over 200,000 units, which provides us with a continuous source of proprietary information flow.
-	Extensive operational infrastructure. This enables us to deliver best-in-class execution across multiple investment strategies and across multiple markets, without the cost and logistical burdens to continuously maintain our own infrastructure across markets and strategies.
-	Substantial capital to invest alongside us (generally 10% of the equity). This enables us to ensure our Partners’ interests are aligned with ours in terms of delivering returns for our investors, as compared to simply being fee managers.

Our Investment Strategies

We acquire institutional-quality apartment properties where we believe we can create long-term value for our stockholders, utilizing the following investment strategies:

•	Core-Plus. We invest in institutional-quality apartment properties with strong and stable cash flows in target markets where we believe there exists opportunity for rental growth and with potential for further value creation.

•	Value-Add. We invest in well-located apartment properties that offer significant potential for medium-term capital appreciation through repositioning, renovation or redevelopment, to reposition the asset and drive future rental growth.
•	Opportunistic. We invest in properties available at opportunistic prices (i.e., at prices we believe are below those available in an otherwise efficient market) that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.
•	Invest-to-Own. We selectively invest in development of Class A properties in target markets where we believe we can capture significant development premiums upon completion. We generally use a convertible loan or convertible preferred equity structure which provides income during the development stage, while providing us the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

Market Opportunity

Bluerock believes that there will be continued strong apartment demand in the foreseeable future, primarily due to large demographic trends, including the Millennial generation of 86 million entering prime rental age through 2030, likely forming more households than the Baby Boomers and the Gen-Xers. As one data point, research indicates that between 2010 and 2030, there will be 22 million new households, 59% of which are projected to rent due to demographic factors and a changed perception of home ownership. See “Our Industry and Market Opportunity — Demand Overview.”

Bluerock believes that a significant amount of institutional capital and public REITs are primarily focused on investing in the “big six gateway markets” of Boston, New York, Washington, D.C., Seattle, San Francisco, and Los Angeles, and that many other primary markets are underinvested by institutional/public capital. As a result, we believe that the top 40 primary markets below the gateway markets, including our target markets, provide the opportunity to source investments at cap rates that are at significant premiums to the gateway markets, and have the potential to provide not only significant current income, but also attractive capital appreciation.

Bluerock further believes that a number of its target growth markets are underserved by newer Class A apartment properties, especially as the wave of Millennials moves into its prime rental years over the upcoming decade. As such, we believe there is opportunity in certain of our target markets for development and/or redevelopment to deliver Class A product and capture premium rental rates and value growth.

Bluerock believes that as financial buyers who entered the market following the recent U.S. recession to take advantage of historical spreads between higher acquisition cap rates and lower, long-term financing interest rates enter their disposition periods, the next phase of the cycle provides opportunity for real estate-centric buyers (i.e., buyers who have real estate-specific investment expertise and deep intellectual capital in specific markets), to create value using proven real estate investment strategies.

In addition, Bluerock believes that as the economy continues its recovery and enters an environment of more traditional (i.e., higher) interest rate levels, private purchasers with greater capital constraints who have needed significant leverage to fund acquisitions will become less competitive, which would provide the opportunity to acquire apartment communities from owners who do not have sufficient capital resources to execute their business plans.

Our Competitive Strengths

We believe that Bluerock and its principals’ competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team with Significant Expertise.  Bluerock’s key principals have been involved with sourcing, structuring and acquiring over 35 million square feet of real estate, with approximately $10.0 billion in value, and have an average of over 25 years of experience during three major market cycles. We believe Bluerock’s key principals have significant value-added expertise in the following areas:

•	Expertise in the Apartment Asset Class Across Our Target Markets. Bluerock’s principals have significant experience structuring and investing in apartment properties in our target markets through multiple investment cycles with successful results, which provides them the breadth and depth of operating and investment experience to steer our investment strategy;
•	Expertise in Creating Value Across Our Investment Strategies and Various Capital Structures. Bluerock’s principals have substantial experience executing transactions and creating value across our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies, and across capital structures — equity, preferred equity, and mezzanine — which provides us substantial flexibility to create value in transactions, subject to maintaining our qualification as a REIT;
•	Expertise in Corporate and Portfolio Transactions to Create Value. Bluerock’s principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which we believe will assist us in our goal to grow our company and to deliver attractive risk-adjusted returns to our stockholders; and
•	Expertise in Financing and Structuring Transactions. Bluerock’s investment team has substantial expertise with structuring and financing transactions, which enables us to continuously evaluate and effectively access the most efficient capital structure for apartment acquisitions. In addition, Bluerock’s investment team has extensive experience structuring development transactions with members of our Partner Network to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Bluerock Partner Network.  We invest primarily through controlling positions in joint ventures with members of our Partner Network, which allows us to draw on the collective market knowledge of some of the leading private apartment owner/operators in the nation who invest alongside us in transactions, in order to source, underwrite, and execute attractive transactions. We believe our Partner Network provides us access to a substantial, often proprietary, transaction pipeline, along with an institutional-quality infrastructure and ability to execute, in our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.

Disciplined ‘Broad and Deep’ Underwriting.  By leveraging our Partner Network, we are able to execute a rigorous double underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. As a first level, Bluerock’s team of investment professionals implement a disciplined underwriting and due diligence process, including a comprehensive risk-reward analysis with a rigorous focus on relative values among potential opportunities across our target markets. At the same time, members of our Partner Network conduct their own underwriting and due diligence for potential transactions, enabling us to leverage their depth of intellectual capital and experience acquired through decades of experience in their target markets. We believe this ability to review investment opportunities with both depth (in the target market) and breadth (across target markets) improves our ability to source and execute attractive transactions.

Scalable Operating Model.  Bluerock’s relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our Partner Network, allowing for a rapid deployment of available capital. Our extensive Partner Network provides us the ability to scale our operations rapidly, enabling us to allocate or reallocate capital across multiple target markets and along multiple strategies, and to rapidly invest in or divest of properties without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

Strong Alignment of Interests.  Bluerock, along with our Manager, senior executives of our Manager, and our directors, along with their affiliates, collectively will own approximately 5.9% of our company on a fully diluted basis, which we believe creates a strong alignment of their interests with those of our stockholders. In addition, the Company has to date in 2015 paid 83.0% of the Manager’s fees in 2015 in LTIP Units, further strengthening the alignment of interest with our stockholders.

Reduced General and Administrative Expenses.  Our Management Agreement provides us with access to Bluerock’s team of management, investment, capital markets, asset management, finance, legal and administrative personnel, which we believe is likely to be more experienced, capable and diverse than we would otherwise be able to attract at this stage of our life cycle. In addition, we will have access to our management team at a lower cost than associated with employing our own management team, which provides a significant benefit to our stockholders. Finally, we retain the ability to internalize our management team at the discretion of our board of directors by terminating the Management Agreement and paying the termination fee thereunder, or acquiring our Manager at an equivalent price. See “Management — Management Agreement — Term and Termination.”

Favorable Fee Structure.  Unlike the typical nontraded REIT, the fees payable to our Manager under the Management Agreement for managing our business and assets are modeled on an institutional structure and do not include transaction fees such as an acquisition fee, a disposition fee, or a financing fee. As a result, we believe the aggregate fees payable to our Manager are lower than the fee loads typically observed in the nontraded REIT space. Our lower fee structure facilitates our ability to maximize returns to investors over time. For additional information with respect to the compensation payable to our Manager, see “Management — Management Agreement.”

Our Business and Growth Strategies

Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a high-quality portfolio of apartment properties located in demographically attractive growth markets and by implementing our investment strategies and our “Bluerock Lifestyle Initiatives” (“BLIs”) to achieve sustainable long-term growth in both our funds from operations and net asset value.

Invest in Class A Apartment Properties.  We intend to continue to acquire primarily Class A apartment properties targeting the high disposable income renter by choice, where we believe we can create long-term value growth for our stockholders.

Focus on Growth Markets.  We intend to continue to focus on demographically attractive growth markets, which we define as markets with strong employment drivers in industries creating high disposable income jobs over the long term. Employment growth is highly correlated with apartment demand; therefore, we believe that selecting markets with job growth significantly above the national average will provide high potential for increase rental demand leading to revenue growth and attractive risk-adjusted returns.

Implement our Value Creation Strategies.  We intend to continue to focus on creating value at our properties utilizing our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies in order to maximize our return on investment. Our Manager will work with each member of our Partner Network to evaluate property needs along with value-creation opportunities and create an asset-specific business plan to best position or reposition each property to drive rental growth and asset values. Our Manager then provides an aggressive asset management presence to manage our Partner and ensure execution of the plan, with the goal of driving rental growth and values.

Implement our Live/Work/Play Initiatives.  We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.

Diversify Across Markets, Strategies and Investment Size.  We will seek to grow our high-quality portfolio of apartment properties diversified by geography and by investment strategy and by size (typically ranging from $25 to $75 million) in order to manage concentration risk, while driving both current income and capital appreciation throughout the portfolio. Our Partner Network enables us to diversify across multiple markets and multiple strategies efficiently, without the logistical burden and time delay of building operating infrastructure in multiple markets and across multiple investment strategies.

Selectively Harvest and Redeploy Capital.  On an opportunistic basis and subject to compliance with certain REIT restrictions, we intend to sell properties in cases where we have successfully executed our value creation plans and where we believe the investment has limited additional upside relative to other opportunities, in order to harvest profits and to reinvest proceeds to maximize stockholder value.

Our Manager and Bluerock

We are externally managed and advised by our Manager. Our Manager is majority owned by Bluerock. Pursuant to the terms of the Management Agreement, our Manager provides us with our management team and appropriate support personnel, and we have access to the management, infrastructure, personnel and other resources of Bluerock necessary for the implementation and execution of our business and growth strategies. Our Manager has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to our investment guidelines.

Our Manager is able to draw upon the experience, expertise, and relationships of Bluerock’s senior executives, and its team of over 65 professionals and support personnel, which provides asset management, portfolio management, finance, administration, legal, compliance, investor relations, asset valuation, risk management, information technology and other operational matters in connection with the performance of our Manager’s duties. We believe we benefit from the personnel of Bluerock and the relationships and experience of Bluerock’s management team, including the Bluerock Partner Network, in order to create value for our stockholders.

We believe the Management Agreement provides significant benefits to our stockholders. Our company is not burdened by the high expenses associated with employing our own management team and infrastructure, and instead relies on our Manager to provide these services in exchange for management fees, which we believe are lower than the costs associated with managing internally. In addition, our Management Agreement provides us access to a team of executive, management, investment, capital markets and administrative personnel that we believe, given our size and stage of development, is likely to be more capable and diverse than we would otherwise be able to attract at this stage of our life cycle.

Further, our board of directors may, but is not obligated to, at any time internalize our management. Our board of directors would consider an internalization where our pro forma internalized general and administration expenses would be lower as compared to remaining externally managed. Should our board of directors decide to internalize our management, it could do so by terminating the Management Agreement and paying the termination fee thereunder, or through the acquisition of our Manager at an equivalent price, which would require the approval of a majority of our independent directors, and the approval of our stockholders, other than our Manager and its affiliates. Consequently, no assurance can be given that the internalization of our Manager will be achieved.

Compensation to Our Manager

Set forth below is a summary of the fees and compensation we pay our Manager under the Management Agreement for managing our business and assets. For additional information with respect to the compensation of our Manager, see “Management — Management Agreement.”

Type	Description
Base Management Fee	The sum of: (A) 1.5% of our post-IPO stockholders’ equity per annum, calculated quarterly based on our post-IPO stockholders’ equity for the most recently completed calendar quarter; and (B) 0.25% of our pre-IPO stockholders’ equity per annum, calculated quarterly (which is equal to $24,620 on a quarterly basis); payable in quarterly installments in arrears. For purposes of calculating the base management fee, our post-IPO stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of our equity and equity equivalent securities (including Class A common stock, common stock equivalents, preferred stock, LTIP Units and OP Units issued by our operating partnership) in the IPO, this offering or any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our cumulative retained earnings from April 2, 2014 (the date of the completion of the IPO) through the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase shares of our Class A common stock issued in the IPO, this offering or any subsequent offering. Our post-IPO stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our post-IPO stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. The base management fee is payable as set forth below.
Each quarterly installment of the base management fee will be payable in cash or, at the election of our board of directors, in LTIP Units, calculated pursuant to the formula described in “Our Manager and Related Agreements — Management Agreement.” The number of LTIP Units to be issued to our Manager, if any, will be equal to the dollar amount of the portion of the quarterly installment of the base management fee payable in such LTIP Units, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly installment is paid.

Type	Description
Incentive Fee	An incentive fee payable with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO, this offering and in future offerings and transactions, multiplied by the weighted average number of all shares of Class A common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, LTIP Unit awards and other shares of common stock underlying awards granted under our 2014 Incentive Plans, LTIP Units and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to the IPO or in the contribution transactions, and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the closing date of the IPO, whichever is less. For purposes of calculating the incentive fee during the first 12 months after completion of the IPO, AFFO will be determined by annualizing the applicable period following completion of the IPO.
AFFO is calculated by adjusting our funds from operations, or FFO, by adding back acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments).
One half of each quarterly installment of the incentive fee will be payable in LTIP Units, calculated pursuant to the formula described in “Our Manager and Related Agreements — Management Agreement.” The remainder of the incentive fee will be payable in cash or in LTIP Units, at the election of our board of directors, in each case calculated pursuant to the formula described in “Our Manager and Related Agreements — Management Agreement.” The number of LTIP Units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in such LTIP Units, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly installment is paid.
Expense Reimbursement	We are required to reimburse our Manager for operating expenses related to us that are incurred by our Manager, including expenses relating to legal, accounting, due diligence and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash on a monthly basis or, alternatively, in LTIP Units on quarterly basis, as determined by our board prior to the applicable quarter. If a reimbursement is made in LTIP Units, the number of LTIP Units to be issued to our Manager will be equal to the dollar amount of the reimbursement, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly reimbursement is made.
We will not reimburse our Manager for the salaries and other compensation of its executive personnel.

Type	Description
Termination Fee	Termination fee equal to three times the sum of the base management fee and incentive fee earned, in each case, by our Manager during the 12-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
The termination fee will be payable upon termination of the Management Agreement (i) by us without cause or (ii) by our Manager if we materially breach the Management Agreement.

Financing Policy

We intend to continue to use prudent amounts of leverage in making our investments, which we define as having total indebtedness of approximately 65% of the fair market value of our real estate investments as determined by our Manager. For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under GAAP, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness. However, we are not subject to any limitations on the amount of leverage we may use, and accordingly, the amount of leverage we use may be significantly less or greater than we currently anticipate. We expect our leverage to decline commensurately as we execute our business plan to grow our net asset value.

Our board of directors has the authority to change our financing policies at any time and without stockholder approval. If our board of directors changes our policies regarding our use of leverage, we expect that it will consider many factors, including the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of apartment properties, the leverage ratios of publicly traded REITs with similar investment strategies, the cost of leverage as compared to expected operating net revenues, and general market conditions.

By operating on a leveraged basis, we expect to have more funds available for real estate investments and other purposes than if we operated on a nonleveraged basis, which we believe will allow us to acquire more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See “Risk Factors — Risks Associated with Debt Financing” in our most recent Annual Report on Form 10-K for more information about the risks related to operating on a leveraged basis.

Distribution Policy

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual taxable income (excluding net capital gains and income from operations or sales through a taxable REIT subsidiary, or TRS). We intend to continue to make regular cash distributions to our stockholders out of our cash available for distribution, typically on a monthly basis. Our board of directors determines the amount of distributions to be distributed to our stockholders on a quarterly basis. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Code. As a result, our distribution rate and payment frequency may vary from time to time. Generally, our policy is to pay distributions from cash flow from operations. However, all of our distributions through September 30, 2015 have been paid from sources other than cash flows from operations, such as from the proceeds of our equity offerings, sales of assets, borrowings, advances from our Manager or from our Manager’s deferral of its fees and expense reimbursements, and we may continue to pay distributions from such sources as necessary. See “Plan of Distribution.”

REIT Status

As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders. If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs. Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. Moreover, if we establish TRSs, such TRSs generally will be subject to federal income taxation and to various other taxes.

Restriction on Ownership and Transfer of Our Capital Stock

To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, we impose restrictions on the ownership and transfer of our capital stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (1) more than 9.8% in value of our outstanding shares of capital stock, or (2) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. For purposes of this calculation, Warrants treated as held by a person will be deemed to be exercised. However, unless our board of directors decides to apply a different interpretation of our charter, Warrants held by other unrelated persons will not be deemed to have been exercised. In addition, the articles supplementary establishing and setting forth the rights, preferences and limitations of the Series B Redeemable Preferred Stock, or the Articles Supplementary, will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Redeemable Preferred Stock. Finally, unless waived by our board of directors, the Warrant Agreement will prohibit any person from beneficially or constructively owning more than 9.8% of our Warrants. Violations of this restriction are subject to provisions similar to those in our charter applicable to violations of our stock ownership limits as described above.

The Offering

Series B Redeemable Preferred Stock offered by us
A maximum of 150,000 shares of Series B Redeemable Preferred Stock will be offered as part of the Units through our dealer manager in this offering on a reasonable best efforts basis.
Ranking. The Series B Redeemable Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

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senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Redeemable Preferred Stock;

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on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Redeemable Preferred Stock, including the Series A Preferred Stock; and

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junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Stated Value. Each share of Series B Redeemable Preferred Stock will have an initial “Stated Value” of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series B Redeemable Preferred Stock, as set forth in the Articles Supplementary.
Dividends. Holders of Series B Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series B Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We expect to authorize and declare dividends on the Series B Redeemable Preferred Stock on a monthly basis, payable on the 5th day of the month to holders of record on the 25th day of the prior month (or if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Redeemable Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of issuance. Dividends on the Series B Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series B Redeemable Preferred Stock will not bear interest.
Redemption at Option of Holders. Beginning on the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13.0% redemption fee, plus an amount equal to any accrued but unpaid dividends.
Beginning one year from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to any accrued but unpaid dividends.
Beginning three years from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to any accrued but unpaid dividends.
Beginning four years from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus an amount equal to any accrued but unpaid dividends.
Beginning five years from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accrued but unpaid dividends.
In addition, subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem such shares of Series B Redeemable Preferred Stock of a holder who is a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, initially $1,000 per share, plus an amount equal to accrued and unpaid dividends thereon through and including the date of redemption, less all dividends previously paid to the holder or the estate.

If a holder of Series B Redeemable Preferred Stock, or a holder’s estate upon death of a holder, causes the company to redeem such shares of Series B Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption, in exchange for the Series B Redeemable Preferred Stock.
Our obligation to redeem any of the shares of Series B Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Optional Redemption by the Company. After three years from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series B Redeemable Preferred Stock at 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accrued but unpaid dividends. If we choose to redeem any shares of Series B Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption, in exchange for the Series B Redeemable Preferred Stock.
Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our Class A common stock or any other class or series of capital stock ranking junior to our shares of Series B Redeemable Preferred Stock, the holders of shares of Series B Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to accrued but unpaid dividends.
Voting Rights. The Series B Redeemable Preferred Stock has no voting rights.
Warrants offered by us
A maximum offering of Warrants to purchase up to 3,000,000 shares of our Class A common stock will be offered as part of the Units through our dealer manager in this offering on a reasonable best efforts basis.
The Warrants will be exercisable beginning one year from the date of original issuance and ending four years from the date of such issuance. No Warrant may be exercised if it would cause the holder to beneficially or constructively own more than 9.8%, in number or value, whichever is more restrictive, of our outstanding shares of common stock, or more than 9.8% in value of our outstanding capital stock.
The initial exercise price will be at a 20% premium to the current market price per share of our Class A common stock on the date of issuance of the Warrant, subject to a minimum exercise price of

$11.00 per share. The current market price will be determined using the weighted average price of the previous 20 days of trading volume.
Estimated use of proceeds
Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of Units in this offering of approximately $132.8 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $17.3 million. We intend to use the net proceeds from this offering for future investments and acquisitions and for other general corporate and working capital purposes, which may include the funding of capital improvements at properties. See “Estimated Use of Proceeds.”
NYSE MKT symbol for Class A common stock and Series A Preferred Stock
Our Class A common stock and Series A Preferred Stock are listed on the NYSE MKT under the trading symbols “BRG” and “BRG-PrA,” respectively. There is no established public trading market for the offered shares of Series B Redeemable Preferred Stock or the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Redeemable Preferred Stock or the Warrants on any national securities exchange.

Capital Structure

The Series B Redeemable Preferred Stock ranks senior to our Class A common stock, and pari passu with our Series A Preferred Stock, with respect to both payment of dividends and distribution of amounts upon liquidation. Our board of directors has the authority to issue shares of additional classes or series of preferred stock that could be senior in priority to the Series B Redeemable Preferred Stock.

Covered Security

The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended, or the Securities Act. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE MKT. Our Series B Redeemable Preferred Stock is a covered security because it is senior to our Class A common stock and therefore is exempt from state registration. Although the Warrants are not “covered securities,” most states include an exemption for warrants that are exercisable into a listed security. Therefore, the Warrants are subject to state registration in any state that does not provide such an exemption and this offering must be registered under the securities regulations of such states in order to sell the Warrants in these states.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:

•	More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.
•	Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All investors of the issuer would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

•	Lack of Suitability Standards — Since there are no investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.
•	No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Corporate Information

We were incorporated on July 25, 2008 under the laws of the State of Maryland for the purpose of raising capital and acquiring a diverse portfolio of residential real estate assets. Our principal executive offices are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement or any amendment or supplement thereto.

RISK FACTORS

Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and (ii) contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

There is no public market for our Series B Redeemable Preferred Stock or Warrants and we do not expect one to develop.

There is no public market for our Series B Redeemable Preferred Stock or Warrants offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including our Series B Redeemable Preferred Stock, and these restrictions may inhibit your ability to sell the Series B Redeemable Preferred Stock or Warrants promptly or at all. Furthermore, the Warrants will expire four years from the date of issuance. If you are able to sell the Series B Redeemable Preferred Stock or Warrants, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Units only as a long-term investment. After one year from the date of issuance, the Warrants will be exercisable at your option for shares of our Class A common stock, which currently are publicly traded on the NYSE MKT. Beginning two years from the date of original issuance, the holder of shares of Series B Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption. If we opt to pay the redemption price in shares of our Class A common stock, you may receive publicly traded shares as we currently expect to continue listing our Class A common stock on the NYSE MKT.

The Series B Redeemable Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Redeemable Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Redeemable Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Redeemable Preferred Stock, which could adversely impact the market price of the Series B Redeemable Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. While ratings do not reflect market prices or the suitability of a security for a particular investor, such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Redeemable Preferred Stock. It is also possible that the Series B Redeemable Preferred Stock will never be rated.

Dividend payments on the Series B Redeemable Preferred Stock are not guaranteed.

Although dividends on the Series B Redeemable Preferred Stock are cumulative, our board of directors must approve the actual payment of the dividends. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued dividends. Our board of directors could do so for any reason, and may be prohibited from doing so in the following instances:

•	poor historical or projected cash flows;
•	the need to make payments on our indebtedness;
•	concluding that payment of distributions on the Series B Redeemable Preferred Stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or
•	determining that the payment of dividends would violate applicable law regarding unlawful distributions to stockholders.

Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on our Series B Redeemable Preferred Stock depends almost entirely on the distributions we receive from our operating partnership. We may not be able to pay dividends regularly.

We may not be able to pay dividends on a regular monthly basis in the future. We intend to contribute the entire net proceeds from this offering to our operating partnership in exchange for Series B Redeemable Preferred Units that have substantially the same economic terms as the Series B Redeemable Preferred Stock. Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series B Redeemable Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our operating partnership. If our operating partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series B Redeemable Preferred Stock. Furthermore, any new shares of preferred stock on parity with the Series B Redeemable Preferred Stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

Your interests could be diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock, including additional shares of Series B Redeemable Preferred Stock, and by other transactions.

As of September 30, 2015, our total long term indebtedness was approximately $312.8 million, and we may incur significant additional debt in the future. The Series B Redeemable Preferred Stock is subordinate to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. Our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more classes or series and we have issued 2,875,000 shares of Series A Preferred Stock. The issuance of additional preferred stock on parity with or senior to the Series B Redeemable Preferred Stock would dilute the interests of the holders of shares of Series A Preferred Stock, and any issuance of preferred stock senior to the Series B Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Redeemable Preferred Stock. We may issue preferred stock on parity with the Series B Redeemable Preferred Stock without the consent of the holders of the Series B Redeemable Preferred Stock. None of the provisions relating to the Series B Redeemable Preferred Stock relate to or limit our indebtedness or afford the holders of shares of Series B Redeemable Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of shares of Series B Redeemable Preferred Stock.

We will be required to terminate this offering if our Class A common stock is no longer listed on the NYSE MKT or another national securities exchange.

The Series B Redeemable Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our Class A common stock, which is listed on the NYSE MKT. If our Class A common stock is no longer listed on the NYSE MKT or another appropriate exchange, we will be required to register this offering in any state in which we subsequently offer the Units. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

Although the Warrants are not “covered securities,” most states include an exemption from securities registration for warrants that are exercisable into a listed security. Therefore, the Warrants are subject to state securities registration in any state that does not provide such an exemption and this offering must be registered in order to sell the Warrants in these states.

There may not be a broad market for our Class A common stock, which may cause our Class A common stock to trade at a discount and make it difficult for you to sell the Class A common stock for which your Warrants are exercisable and for which your Series B Redeemable Preferred Stock may be redeemable at our option.

Our Class A common stock for which the Warrants are exercisable trades on the NYSE MKT under the symbol “BRG.” Listing on the NYSE MKT or another national securities exchange does not ensure an actual or active market for our Class A common stock. Historically, our Class A common stock has had a low trading volume. Accordingly, an actual or active market for our Class A common stock may not be maintained, the market for our Class A common stock may not be liquid, the holders of our Class A common stock may be unable to sell their shares of our Class A common stock, and the prices that may be obtained following the sale of our Class A common stock upon the exercise of your Warrants or the redemption of your Series B Redeemable Preferred Stock may not reflect the underlying value of our assets and business.

Shares of Series B Redeemable Preferred Stock may be redeemed for shares of our Class A common stock, which rank junior to the Series B Redeemable Preferred Stock with respect to dividends and upon liquidation.

The holders of shares of Series B Redeemable Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption. We may opt to pay the redemption price in shares of our Class A common stock. The rights of the holders of shares of Series B Redeemable Preferred Stock and Series A Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Series B Redeemable Preferred Stock and Series A Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our Class A common stock for any period. Upon liquidation, dissolution or winding up of our company, the holders of shares of our Series B Redeemable Preferred Stock are entitled to receive a liquidation preference of Stated Value, $1,000 per share, plus an amount equal to all accrued but unpaid dividends and holders of shares of our Series A Preferred Stock are entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends, prior and in preference to any distribution to the holders of shares of our Class A common stock or any other class of our equity securities.

In the event you exercise your option to redeem Series B Redeemable Preferred Stock, we may redeem your shares of Series B Redeemable Preferred Stock either for cash, or for shares of our Class A common stock, or any combination thereof, in our sole discretion.

If we choose to so redeem for Class A common stock, you will receive shares of our Class A common stock and therefore be subject to the risks of ownership thereof, including, but not limited to, the following:

•	Market risk;
•	Dividend risk;
•	Interest rate risk; and/or
•	Risks associated with our operations.

Please see our Annual Report on Form 10-K filed on March 4, 2015, which is incorporated herein by reference, for a list of risks associated with our company, our operations and ownership of our Class A common stock. Ownership of our Series B Redeemable Preferred Stock will not give you the rights of holders of our common stock. Until and unless you receive shares of our Class A common stock upon redemption, you will have only those rights applicable to holders of our Series B Redeemable Preferred Stock.

We will be able to call your shares of Series B Redeemable Preferred Stock for redemption under certain circumstances without your consent.

We will have the ability to call the outstanding shares of Series B Redeemable Preferred Stock after three years from the date of original issuance of such shares of Series B Redeemable Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Series B Redeemable Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus an amount equal to any accrued and unpaid dividends.

The cash distributions you receive may be less frequent or lower in amount than you expect.

Our board of directors will determine the amount and timing of distributions on our Series B Redeemable Preferred Stock. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our Series B Redeemable Preferred Stock nor can we assure you that sufficient cash will be available to make distributions to you. With limited prior operations, we cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our Series B Redeemable Preferred Stock.

Upon the sale of any individual property, holders of Series B Redeemable Preferred Stock do not have a priority over holders of our common stock regarding return of capital.

Holders of our Series B Redeemable Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our Series B Redeemable Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Series B Redeemable Preferred Stock. It is also possible that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series B Redeemable Preferred Stock receive a return of their capital.

We established the offering price for the Units pursuant to negotiations among us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.

The selling price of the Units has been determined pursuant to negotiations among us and the dealer manager, which is an affiliate of Bluerock, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; the present state of the market for non-traded REIT securities; and current market valuations of public companies considered comparable to our company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our Class A common stock (which you may become upon receipt of redemption payments in shares of our Class A common stock, conversion of any of your shares of Series B Redeemable Preferred Stock or exercise of any of your Warrants).

We may make redemption payments under the terms of the Series B Redeemable Preferred Stock in shares of our Class A common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our Class A common stock. Any sales or perceived sales in the public market of shares of our Class A common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our Class A common stock. The issuance of shares of our Class A common stock upon such redemption payments also may have the effect of reducing our net income per share (or increasing our net loss per share). In addition, the existence of Series B Redeemable Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our Class A common stock.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our Class A common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities (a) to persons from whom we purchase apartment communities, as part or all of the purchase price of the community, or (b) to our manager in lieu of cash payments required under the management agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of apartment communities or services provided, or to be provided, to us.

Our charter also authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series B Redeemable Preferred Stock offered in this offering (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series B Redeemable Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series B Redeemable Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Series B Redeemable Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing Units in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, your shares of Series B Redeemable Preferred Stock and common stock, if any.

Our ability to redeem shares of Series B Redeemable Preferred Stock may be limited by Maryland law.

Under Maryland law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If the company is insolvent at any time when a redemption of shares of Series B Redeemable Preferred Stock is required to be made, the company may not be able to effect such redemption.

Our charter contains, the articles supplementary establishing the Series B Redeemable Preferred Stock will contain, and the Warrant Agreement will contain restrictions upon ownership and transfer of the Series B Redeemable Preferred Stock and the Warrants, which may impair the ability of holders to acquire the Series B Redeemable Preferred Stock, the Warrants and the shares of our Class A common stock upon exercise of the Warrants and into which shares of Series B Redeemable Preferred Stock may be converted, at the company’s option.

Our charter contains, the articles supplementary establishing the Series B Redeemable Preferred Stock will contain, and the Warrant Agreement will contain restrictions on ownership and transfer of the Series B Redeemable Preferred Stock and the Warrants intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series B Redeemable Preferred Stock will prohibit anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series B Redeemable Preferred Stock. See “Description of the Series B Redeemable Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement. Additionally, the Warrant Agreement will prohibit any person from beneficially or constructively owning more than 9.8% of our Warrants, and will provide that Warrants may not be exercised to the extent such exercise would result in the holder’s beneficial or constructive ownership of more than 9.8%, in number or value, whichever is more restrictive, of our outstanding shares of common stock, or more than 9.8% in value of our outstanding capital stock. You should consider these ownership limitations prior to your purchase of the Units.

There is a risk of delay in our redemption of the Series B Redeemable Preferred Stock, and we may fail to redeem such securities as required by their terms.

Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. The illiquidity of our investments may make it difficult for us to obtain cash quickly if a need arises. If we are unable to obtain sufficient liquidity prior to a redemption date, we may be forced to engage in a partial redemption or to delay a required redemption. If such a partial redemption or delay were to occur, the market price of shares of the Series B Redeemable Preferred Stock might be adversely affected, and stockholders entitled to a redemption payment may not receive payment.

Holders of the Series B Redeemable Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series B Redeemable Preferred Stock and dividends payable on such shares declines.

Holders of the Series B Redeemable Preferred Stock have no control over changes in our policies and operations.

Our board of directors determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Holders of our Series B Redeemable Preferred Stock have no voting rights.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are numerous conflicts of interest between our interests and the interests of our Manager, Bluerock and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with Bluerock, purchase or sale of apartment properties, including from or to Bluerock or its affiliates and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	Bluerock and Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund III, LLC, which are managed by Bluerock and its affiliates, own a significant portion of our common stock on a fully diluted basis, which could give Bluerock the ability to control the outcome of matters submitted for stockholder approval and allow Bluerock to exert significant influence over our company in a manner that may not be in the best interests of our other stockholders;
•	Competition for the time and services of personnel that work for us and our affiliates;
•	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
•	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties, subject to the terms of our investment allocation agreement with our Manager and Bluerock, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;
•	The possibility that if we acquire properties from Bluerock or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;
•	The possibility that our Manager will face conflicts of interest caused by its indirect ownership by Bluerock, some of whose officers are also our officers and two of whom are directors of ours, resulting in actions that may not be in the long-term best interests of our stockholders;
•	Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions, and the incentive fee payable by us to our Manager is determined based on AFFO, which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests;
•	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions;
•	The possibility that conflicts of interest may arise between BR-NPT Springing Entity, LLC, or NPT, as a holder of OP Units, and our stockholders with respect to a reduction of indebtedness of our operating partnership, which could have adverse tax consequences to certain members of NPT thereby making those transactions less desirable to NPT, which will continue to be managed by a Bluerock affiliate;
•	The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you; and
•	Many of our investments have been made through joint venture arrangements with affiliates of our Manager (in addition to unaffiliated third parties), which arrangements were not the result of arm’s-length negotiations of the type normally conducted between unrelated co-venturers, and which could result in a disproportionate benefit to affiliates of our Manager.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

The incentive fee we pay our Manager may induce it to make riskier investments, which could adversely affect our financial condition, results of operations and the trading price of our stock.

The incentive fee payable by us to our Manager is determined based on AFFO, which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests. In evaluating investments and other management strategies, the incentive fee structure may lead our Manager to place undue emphasis on the maximization of AFFO at the expense of other criteria, such as preservation of capital, in order to increase its incentive fee. Investments with higher yields generally have higher risk of loss than investments with lower yields, and could result in higher investment losses, particularly during cyclical economic downturns, which could adversely affect the trading price of our stock.

We may be obligated to pay our Manager quarterly incentive fees even if we incur a net loss during a particular quarter and our Manager will receive a base management fee regardless of the performance of our portfolio.

Our Manager is entitled to a quarterly incentive fee based on our pre-incentive fee AFFO, which will reward our Manager if our quarterly AFFO exceeds an 8% hurdle on our adjusted stockholders’ equity. Our AFFO for a particular quarter will exclude the effect of any unrealized gains, losses or other items during that quarter that do not affect realized net income, even if these adjustments result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay our Manager an incentive fee for a fiscal quarter even if we incur a net loss for that quarter as determined in accordance with GAAP. In addition, our Manager is entitled to receive a base management fee based on a percentage of stockholders’ equity, regardless of our performance or its performance in managing our business. Our Manager will also receive reimbursement of expenses and fees incurred directly on our behalf regardless of its or our performance. As a result, even if our Manager does not identify profitable investment opportunities for us, it will still receive material compensation from us. This compensation structure may reduce our Manager’s incentive to devote time and effort to seeking profitable opportunities for our portfolio.

Employee Benefit Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties.

Special considerations apply to the purchase of stock or holding of Warrants by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such ERISA Plans, and plans and accounts that are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;
•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;
•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
•	your investment will not impair the liquidity of the Benefit Plan;
•	your investment will not produce UBTI for the Benefit Plan;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the Benefit Plan; and
•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our stock or holding of Warrants constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law or other federal law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in our stock or holding of Warrants is suitable for any particular plan.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell the maximum of 150,000 Units in this offering at the public offering price of $1,000 per Unit for maximum gross offering proceeds of $150 million.

The Series B Redeemable Preferred Stock and Warrants will be sold in Units, with each Unit consisting of (i) one share of Series B Redeemable Preferred Stock with an initial Stated Value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of our Class A common stock, exercisable by the holder at an exercise price at a 20% premium to the current market price per share of our Class A common stock determined using the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $11.00 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series B Redeemable Preferred Stock and Warrants are immediately detachable and will be issued separately.

Estimated Application of Proceeds of this Offering

	Maximum Offering
	Amount	Percent
Gross offering proceeds	$150,000,000	100.00%
Offering expenses:
Selling commissions(1)	$10,500,000	7.00%
Dealer manager fee(1)	$4,500,000	3.00%
Other offering expenses(2)	$2,250,000	1.50%
Amount available for investment(3)	$132,750,000	88.50%
Cash down payment (equity)	$125,560,000	83.7%
Acquisition expenses	$5,690,000	3.8%
Working capital reserve	$1,500,000	1.0%
Proceeds invested	$132,750,000	88.50%
Offering expenses	$17,250,000	11.50%
Total application of proceeds	$150,000,000	100.00%

(1)	Assumes selling commissions equal to 7.0% of gross offering proceeds and a dealer manager fee of 3.0% of gross offering proceeds in the offering under this prospectus supplement. A portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and such non-cash compensation for this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds.
(2)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Units, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Manager and its affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Manager or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Units under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. We expect to reimburse our manager and its affiliates for the actual amount of such offering expenses incurred, in an amount not expected to exceed 1.5% of gross offering proceeds, though the amount of such reimbursements may exceed the expected amount, as long as said reimbursements would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.
(3)	Although the net proceeds are expected to be used in connection with the acquisition of multifamily properties and other real estate-related investments and the payment of fees and expenses related thereto, the proceeds are available for our other capital needs, whether related to the repayment of debt or otherwise. For purposes of this table, however, we have assumed that we will use all the net proceeds for acquisitions of real property and other real estate-related investments and the payment of related fees and expenses. Until required in connection with the acquisition of real property, other real estate-related investments or other capital needs, we intend to invest the net proceeds of this offering in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that will not adversely affect our ability to qualify, or maintain our qualification, as a REIT. Both gross and net proceeds do not include any amounts received by us in connection with any exercise of the Warrants.

Assuming the maximum offering, we estimate that we will receive net proceeds from the sale of our Units in this offering of approximately $132.8 million, after deducting estimated offering expenses, including selling commissions and the dealer manager fee, payable by us of approximately $17.3 million. Both gross and net proceeds do not include any amounts received by us in connection with any exercise of the Warrants.

We will contribute the net proceeds of this offering to our operating partnership in exchange for Series B Redeemable Preferred Units (as defined herein).

We intend to use the net proceeds of this offering for future acquisitions, investments in properties, and other general corporate and working capital purposes, which may include the funding of capital improvements at our properties.

We generally intend to use prudent amounts of leverage in making our investments (including investments in properties in our investment pipeline), which we define as having total indebtedness of approximately 65% of the fair market value of all of our investments. We invest primarily through controlling positions in joint ventures with members of our Partner Network, with Partners investing the remaining equity.

DISTRIBUTION POLICY

We intend to continue to qualify as a REIT for federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.

To satisfy the requirements for qualification as a REIT and generally not be subject to federal income and excise tax, we intend to continue to make regular monthly distributions of all or substantially all of our REIT taxable income, determined without regard to dividends paid, to our common stockholders out of assets legally available for such purposes. All future distributions to common stockholders will be determined at the sole discretion of our board of directors on a quarterly basis.

Holders of Series B Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Redeemable Preferred Stock at an annual rate of six percent (6%) of the initial stated value of $1,000 per share, or the Stated Value. Dividends on each share of Series B Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance or the end of the most recent dividend period for which dividends on the Series B Redeemable Preferred Stock have been paid, payable monthly in arrears on the 5th day of each month to holders of record on the 25th day of the prior month.

Holders of shares of the Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and declared by us from and including the date of original issue or the end of the most recent dividend period for which dividends on the Series A Preferred Stock have been paid, payable quarterly in arrears on each January 5th, April 5th, July 5th and October 5th of each year, commencing on January 5, 2016. From the date of original issue (or from the date of issue of any Series A Preferred Stock issued after October 21, 2015) to, but not including, October 21, 2022, we will pay dividends on the Series A Preferred Stock at the rate of 8.250% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of $2.0625 per share). Commencing October 21, 2022, we will pay cumulative cash dividends on the Series A Preferred Stock at an annual dividend rate of the initial rate increased by 2.0% of the liquidation preference per annum, which will increase by an additional 2.0% of the liquidation preference per annum on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14.0%.

When determining the amount of future distributions, we expect that our board of directors will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future cash flows, (iii) our determination of near-term cash needs for acquisitions of new properties, general property capital improvements and debt repayments, (iv) our ability to continue to access additional sources of capital, (v) the requirements of Maryland law, (vi) the amount required to be distributed to maintain our status as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements.

We cannot assure you that we will generate sufficient cash flows to make distributions to our stockholders, or that we will be able to sustain those distributions. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, borrow funds, sell assets, make a taxable distribution of our equity or debt securities, or reduce such distributions. In addition, while we have no intention to do so, prior to the time we have fully invested the net proceeds of this offering, we may fund our distributions out of the net proceeds of this offering, which could adversely impact our results of operations. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

Since our inception on July 25, 2008 through September 30, 2015, we have paid total distributions, including distributions reinvested through our previous distribution reinvestment plan, of $23,405,674 and incurred a cumulative net loss of $9,126,114.

Historically, we have calculated our distributions based upon daily record dates and distribution amounts so that our stockholders would be entitled to be paid distributions beginning with the day their shares were purchased. Following our IPO, we have declared monthly cash distributions on a forward, quarterly basis (i.e., for each of the three months of the applicable quarter), with each monthly distribution being payable to each stockholder of record on the 5th day of the following month. For 2012, 2013, 2014 and the first, second and third quarters of 2015, we have declared the following cash and stock distributions (expressed on a quarterly basis) on our common stock:

		Cash Distributions Declared per Share of Common Stock(1)	Stock Distributions Declared per Share of Common Stock(1)
2012	First Quarter	$0.396	$—
	Second Quarter	0.396	—
	Third Quarter	0.400	—
	Fourth Quarter	0.400	—
2013	First Quarter	$0.394	$—
	Second Quarter	0.398	—
	Third Quarter	0.400	0.460
	Fourth Quarter	0.400	—
2014	First Quarter	$0.257	$—
	Second Quarter	0.290	—
	Third Quarter	0.290	—
	Fourth Quarter	0.290	—
2015	First Quarter	$0.290	$—
	Second Quarter	0.290	—
	Third Quarter	0.290	—

(1)	Per share amounts have been restated to reflect the effects of two reverse stock splits of our Class B common stock, which occurred during the first quarter of 2014.

Cash distributions for 2012 and 2013 were calculated based on stockholders of record per day during the period at a rate of $0.00436354 per share of common stock per day. For the third quarter of 2013, stock distributions were calculated at a rate of $0.00498689 per share of common stock per day.

On October 10, 2014, our board of directors authorized and we declared monthly dividends on the Class A common stock and Class B common stock for the fourth quarter of 2014 equal to $0.096666 per share for the dividend paid to stockholders of record as of October 25, 2014, and $0.096667 per share for the dividend paid to stockholders of record as of November 25, 2014, and December 25, 2014, which dividends were paid in cash on November 5, 2014, December 5, 2014 and January 5, 2015, respectively.

On January 9, 2015, our board of directors authorized and we declared monthly dividends on the Class A common stock and Class B common stock for the first quarter of 2015 equal to $0.096666 per share for the dividend paid to stockholders of record as of January 25, 2015, and $0.096667 per share for the dividend paid to stockholders of record as of February 25, 2015, and March 25, 2015, which dividends were paid in cash on February 5, 2015, March 5, 2015 and April 5, 2015, respectively.

On April 10, 2015, our board of directors authorized and we declared monthly dividends on the Class A common stock and Class B common stock for the second quarter of 2015 equal to $0.096666 per share for the dividend paid to stockholders of record as of April 25, 2015, and $0.096667 per share for the dividend paid to stockholders of record as of May 25, 2015, and June 25, 2015, which dividends were paid in cash on May 5, 2015, June 5, 2015 and July 2, 2015, respectively.

On July 10, 2015, our board of directors authorized and we declared monthly dividends on the Class A common stock and Class B common stock for the third quarter of 2015 equal to $0.096667 per share for the dividend paid to stockholders of record as of July 25, 2015, and as of August 25, 2015, and $0.096666 per

share for the dividend paid to stockholders of record as of September 25, 2015, which dividends were paid in cash on August 5, 2015, September 4, 2015 and October 5, 2015, respectively.

On October 7, 2015, our board of directors authorized and we declared monthly dividends on the Class A and Class B common stock for the fourth quarter of 2015 equal to $0.096666 per share for the dividend paid to stockholders of record as of October 25, 2015, and $0.096667 per share for the dividend paid to stockholders of record as of November 25, 2015, and December 25, 2015, which dividends were or will be paid in cash on November 5, 2015, December 5, 2015, and January 5, 2016, respectively.

On December 14, 2015, our board of directors authorized and we declared a pro rata dividend on the Series A Preferred Stock for the period from and including the original issue date of October 21, 2015 to and including December 31, 2015, in the amount of $0.4010 per share. The dividend will be payable in cash on January 5, 2016 to holders of record of the Series A Preferred Stock as of December 24, 2015.

For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital qualified dividend income or capital gain.

OUR INDUSTRY AND MARKET OPPORTUNITY

Bluerock believes that there will be continued strong apartment demand in the foreseeable future, primarily due to large demographic trends, including the Millennial generation of 86 million entering prime rental age through 2030, likely forming more households than the Baby Boomers and the Gen-Xers. As one data point, research indicates that between 2010 and 2013, there will be 22 million new households, 59% of which are projected to rent due to demographic factors and a changed perception of home ownership. See “Demand Overview.”

Bluerock believes that a significant amount of institutional capital and public REITs are primarily focused on investing in the “big six gateway markets” of Boston, New York, Washington, D.C., Seattle, San Francisco, and Los Angeles, and that many other primary markets are underinvested by institutional/public capital. As a result, we believe that the top 40 primary markets below the gateway markets, including our target markets, provide the opportunity to source investments at cap rates that are at significant premiums to the gateway markets, and have the potential to provide not only significant current income, but also attractive capital appreciation.

Bluerock further believes that a number of its target growth markets are underserved by newer Class A apartment properties, especially as the wave of Millennials moves into its prime rental years over the upcoming decade. As such, we believe there is opportunity in certain of our target markets for development and/or redevelopment to deliver Class A product and capture premium rental rates and value growth.

Bluerock believes that as financial buyers who entered the market following the recent U.S. recession to take advantage of historical spreads between higher acquisition cap rates and lower, long-term financing interest rates enter their disposition periods, the next phase of the cycle provides opportunity for real estate-centric buyers (i.e., buyers who have real estate-specific investment expertise and deep intellectual capital in specific markets), to create value using proven real estate investment strategies.

In addition, Bluerock believes that as the economy continues its recovery and enters an environment of more traditional (i.e., higher) interest rate levels, private purchasers with greater capital constraints who have needed significant leverage to fund acquisitions will become less competitive, which would provide the opportunity to acquire apartment communities from owners who do not have sufficient capital resources to execute their business plans.

Demand Overview

We believe that demographic forces indicate strong growth for apartment demand in the foreseeable future due to a variety of factors, including demand from the growing Millennial population which has a high propensity to rent, the large pent-up demand from young adults that have been living at home or with roommates, increasing share of the rental sector vs. homeownership, the declining homeownership rate due to affordability issues, and negative sentiments toward home ownership following the housing crisis experienced during the Great Recession. Some of these factors are outlined in greater detail below:

A Majority of New Households Until 2030 Are Projected to Rent. According to the Urban Institute’s report “Headship and Homeownership: What does the Future Hold?”, 59% of the 22 million new households that will form between 2010 and 2030 will rent, while just 41% will buy their homes. This change is expected to create a surge in rental demand from now until 2030 that we believe the nation is unprepared to meet. As the chart below indicates, renters as a share of all households is expected to increase to 39% in 2030 from 35% in 2010.

The Urban Institute report projects that from 2010 to 2030, the growth in rental households will exceed that of homeowners by 4 million, with an increase of 13 million rental households and 9 million homeowner households. That’s five renters for every three homeowners. Compared with the previous 20 years, the increase in homeowners was almost twice that of renters, even with the housing crash (8.8 million new rental households and 16.1 million new homeowner households).

Millennials Are the Largest Generation and Projected to Generate Significant Household Formations. According to the 2105 Joint Center for Housing Studies of Harvard University (“JCHS”) report, the large Millennial generation (born 1985–2004) will have its own impact on housing markets. At more than 86 million, the number of people in this age group — already exceeding that of the Baby Boomers at similar ages — will increase over the next 20 years as immigration (typically of young adults) continues to pick up. Although they are only now beginning to live on their own, Millennials will likely form even more households than the gen-Xers and even the Baby Boomers. The chart below illustrates the potential for household growth among Millennials.

The 20 – 34 Year Cohort (including Millennials) Has a High and Increasing Propensity to Rent.

The prime renter age is the 20 – 34 year old cohorts where the majority of households choose to rent. This tendency to rent has increased amongst all cohorts in last decade. As the chart below demonstrates, during the 2000 to 2014 period, significant increases in rentership occurred in each age category from 25 – 49 year cohorts.

U.S. Rentership Rates by Age of Household

85%
75%
65%
55%
45%
35%
25%
15%
2000
2014
Less than 25 years
25-29 years
30-34 years
35-39 years
40-44 years
45-49 years

Sources: *U.S. Census Bureau, MPF Research*

This 20 – 34 year old prime renter cohort continues to grow significantly. As shown in the chart below, another 1.6 million Millennials will come of age in the next five years.

20-34 Year Old Population

70
65
60
55
50
POPULATION (MILLIONS)
1994
1998
2002
2006
2010
2014*
2015**

** Estimate ** Forecast through third quarter*

Source: Markus and Millichap, 2015 National Apartment Market Report

Pent-up Demand from Young Adults Living with their Parents is Projected to Drive Additional Renter Households. The number of 18- to 34-year-olds living at home remains 3.3 million above the long-term average. It is anticipated that employment gains due to the continuing economic expansion will enable these young adults to move out and form their own households and that the majority will be renters supporting apartment demand as this trend presumably unwinds.

Share of Population Living with Parents

25%
20%
15%
10%
5%
0%
1990
2000
2013
25-29
30-34
35-39
40-44
45-49
AGE

Sources: Census Bureau, Ruggles, and author's calculations

Rate. The nation’s homeownership rate has continued to decline into 2015, falling below 64%, levels not seen since 1993. The flip side of falling demand for owner-occupied housing has been exceptionally strong demand for rental units. According to the Housing Vacancy Survey’s count, renter household growth has averaged 770,000 annually since 2004. This makes 2004 – 2014 the best 10-year period for renter growth since the late 1980s. While soaring demand is often attributed to the Millennials’ preference to rent, households aged 45 – 64 in fact accounted for about twice the share of renter growth than households under the age of 35. Similarly, households in the top half of the income distribution, although generally more likely to own, contributed 43 percent of the growth in renters.

The National Homeownership Rate Has Fallen Back to 1993 Levels...

Homeownership Rate (Percent)

70
69
68
67
66
65
64
63
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015

Source: *JCHS tabulations of US Census Bureau, Housing Vacancy Surveys.*

Supply Overview

According to the 2015 JCHS State of Nation’s Housing Report, despite the recent strength of multifamily construction, housing starts, overall, remain near historic lows. The chart below shows that both single family and multifamily starts plummeted during the recent U.S. recession; however, multifamily starts have returned to levels seen in the 2000s, while single family starts remain slow.

Rental and Vacancy Rate Trends

The supply-demand imbalance created by conditions previously described has pushed national apartment vacancy rates to generational lows and rental rates to all-time highs. In fact, the 2015 JCHS State of the Nation’s Housing Report shows how these rental rate increases are outpacing inflation.

With Vacancy Rates on the Decline, Rent Increases Continue to Outpace Inflation

Percent Change
5
4
3
2
1
0
-1
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
CPI-U for All Items
Rent of Primary Residence

Source: *US Department of Labor, Bureau of Labor Statistics*

OUR BUSINESS AND PROPERTIES

Overview of Our Business Objectives and Strategy

We were formed in 2008 as a Maryland corporation and have elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2010.

Our company’s strategy is to acquire well-located, Class A apartment properties in growth markets across the United States to target the high disposable income renter by choice. We utilize four key investment strategies — Core-Plus, Value-Add, Opportunistic and Invest-to-Own — to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.

We invest primarily through controlling positions (generally 90%) in joint ventures with our Partner Network, which includes some of the largest and leading private regional apartment owner/operators across the nation, which we believes enhances our ability to access proprietary off market transactions, and to deliver best-in-class execution of our investment strategies across multiple markets.

As of the date of this prospectus supplement, we have 25 total properties in our portfolio and pending investments under contract, comprised in the aggregate of 7,352 units. We own interests in 20 apartment properties located primarily in the Southeastern United States comprised in the aggregate of 5,819 units, including 1,195 development units, and have pending investments in five properties, comprised in the aggregate of 1,533 units. As of September 30, 2015, the properties in our portfolio, exclusive of our development properties, were approximately 95% occupied.

We are externally managed and advised by our Manager, an indirect subsidiary of Bluerock, a leading private equity real estate asset manager which has transacted over nine million square feet of residential and commercial real estate acquisitions since its inception in 2002. Bluerock’s key principals have an average of over 27 years of investing experience, have been involved with acquiring over 35 million square feet of real estate with approximately $10 billion in value and have helped launch leading real estate private and public company platforms. Our Manager’s senior executive officers have extensive experience investing in and developing multifamily real estate through several real estate and credit cycles, which we believe provide us and our stockholders a competitive advantage in sourcing, evaluating, underwriting and managing attractive investment opportunities.

Our board of directors has delegated to our Manager the authority to approve any Investment Transaction involving an equity investment of less than five percent (5%) of the sum of (i) our Existing and Contributed Stockholders’ Equity, and (ii) our New Stockholders’ Equity calculated as a static calculation without regard to proration of issuances (as each such capitalized term is defined in the Management Agreement) (such sum, collectively, “Company Equity”) at the time of the Manager’s consideration (but exclusive of the equity to be invested in such project). Our board of directors has delegated to our investment committee the authority to approve any Investment Transaction involving an equity investment equal to or in excess of five percent (5%) and up to ten percent (10%) of Company Equity at the time of the Investment Committee’s consideration (but exclusive of the equity to be invested in such project). The approval of the full Board is required for any Investment Transaction involving an equity investment equal to or in excess of ten percent (10%) of Company Equity at the time of the Board’s consideration (but exclusive of the equity to be invested in such project).

Our Target Markets

We focus on demographically attractive growth markets — which we define as markets characterized by growing population and job growth. Employment growth is highly correlated with apartment demand; therefore, we believe that selecting markets with job growth significantly above the national average will provide high potential for increase rental demand leading to revenue growth and attractive risk-adjusted returns. Employment growth in many of our target markets exceeded 2.5% for the year ended November 2014, as compared to the national average for employment growth of 1.3% according the Bureau of Labor Statistics.

Source: Bureau of Labor Statistics

We select and continuously evaluate our target markets through an analysis of detailed demographic data at both the market and submarket levels, which may include the following;

-	Strong Economic Drivers. Economic base characterized by growth industries and jobs of the future such as health care and technology leading to short- and long-term employment growth, relatively low housing affordability and low rent to income ratios allowing for significant future rent increases.
-	Favorable Business Climate. Regulatory conditions that attract, retain, and foster job growth and new business development including lower tax rates and right to work states.
-	Robust Infrastructure. Growing economic base driven by the presence of technology centers, major colleges and universities, health care, trade, next-generation high value-add manufacturing, government industries, and modern transportation facilities and networks.
-	Renter Demographics. The presence of a young, educated workforce with a high population of renters by choice.
-	High Quality of Life. Areas with abundant recreation, leisure, cultural, and entertainment options and plentiful social opportunities including ample recreation, open space and vibrant downtowns, which foster population retention and growth.

Within our target markets, we focus on submarkets where members of our Partner Network have established relationships, transaction history, market knowledge and potential access to off-market investments, as well as an ability to efficiently direct property management and leasing operations.

Our Partner Network Strategy

We believe some of the most important elements in successful investing in multifamily real estate is the ability to access an attractive proprietary deal flow, deep intellectual capital in the local market to enable appropriate underwriting, and the operational expertise to provide best-in-class execution of the investment strategy. To accomplish the above, we invest primarily through controlling positions (generally 90%) in joint ventures with members of our Partner Network. Our Partner Network includes some of the largest and leading private regional apartment owner/operators across the nation, which generally bring the following attributes to our relationship to augment the likelihood of success of an investment:

-	Deep relationship capital in order to generate proprietary, often off-market relationship-based transactions. To illustrate this advantage, and based on conversations with our members of our Partner Network, the transaction activity for our top 5 Partners exceeded $3 billion and 30,000 units in 2014
-	Deep intellectual capital and track record of success in order to deliver best-in-class underwriting of the transaction. To illustrate this depth of intellectual capital, our top six Partners own and/or operate a total of over 200,000 units, which provides us with a continuous source of proprietary information flow.
-	Extensive operational infrastructure. This enables us to deliver best-in-class execution across multiple investment strategies and across multiple markets without the cost and logistical burdens to continuously maintain our own infrastructure across markets and strategies.
-	Substantial capital to invest alongside us (generally 10% of the equity). This enables us to ensure our Partners’ interests are aligned with ours in terms of delivering returns for our investors, as compared to simply being fee managers. Notwithstanding the investments of each Partner, we expect to maintain substantial control over these ventures, including over strategic decision-making.

Company
Units
Bell Partners
69,100
Village Green
41,100
The Lynd Company
34,000
Trammell Crow
27,400
Carroll Organization
17,500
Hawthorne Residential
17,000
Number of Units
200
1,500
4,000
10,000
Redmond
Seattle
Portland
Sacramento
Denver
Las Vegas
Los Angeles
San Diego
Phoenix
Tempe
Mesa
El Paso
Minneapolis
Chicago
Detroit
Kansas City
Overland Park
St. Louis
Indianapolis
Cincinnati
Columbus
Butler
Boston
Wappinger Falls
Riverdale
Bayonne
New York
Philadelphia
Glen Burnie, MD
Dover, DE
Lexington Park, MD
Washington D.C.
Charlottesville
Richmond
Newport News
Durham
Greensboro
Raleigh
Charlotte
Fayetteville
Wilmington
Columbia
Sumter
Myrtle Beach
Charleston
Anderson
Athens
Atlanta
Macon
Savannah
Nashville
Gallatin
Maryville
Knoxville
Chattanooga
Jasper
Huntsville
Gadsden
Birmingham
Claremore
Oklahoma City
Springdale
Sherwood
Little Rock
Memphis
Jackson
Fort Worth
Dallas
Austin
San Antonio
Houston
Galveston
Edinburg
Baton Rouge
Metairie
Biloxi
Tallahassee
Destin
Panama City
Jacksonville
Tampa Bay
Orlando
Sarasota
Naples
Ft. Lauderdale
Plantation
Miami

To date, our Partner Network has included some of the leading apartment owner/operators in the nation, including:

-	Carroll Organization is a privately held owner and operator of multifamily real estate with approximately 18,000 units owned and operated and $2 billion in assets under management. Carroll is ranked in the top 50 property managers in the U.S. in 2014 by Multi-Housing News.
-	Tribridge Residential is a full-service multifamily investment, management, and development company with over 16,500 units and $1 billion in assets under management. With 65 corporate professionals and 335 on-site staff, the firm focuses on markets in the Southeast and provides a vertically-integrated platform with a 20+ year track record through its subsidiaries and affiliates.
-	Archstone, prior to its recent acquisition, was one of the country’s preeminent apartment managers, owners and developers and was ranked the 13th largest apartment manager in the United States by the NMHC, with approximately 62,400 units under management.
-	Bell Partners is the 11th largest apartment manager in the United States by the NMHC, with approximately 69,000 units under management and with a portfolio valued at more than $5 billion.
-	Village Green is an award-winning, national manager of multifamily residential communities and is ranked as the 32nd largest apartment manager in the United States by the NMHC, with 41,100 units under management.
-	The Lynd Company is ranked as the 50th largest national apartment manager in the United States by the NMHC, with approximately 33,900 units under management.
-	Hawthorne Residential manages and invests in apartment properties located throughout the Southeast and Texas. Hawthorne’s senior management team has over 75 years of apartment industry experience and currently manages over 17,000 apartment units.
-	Stonehenge Real Estate Group, LLC is a development firm created in 2010 by former professionals of the Lane Company, Julian LeCraw & Company and Security Capital Group (predecessor to the former Archstone). Stonehenge principals have been involved in the development and/or construction of over 24,000 multifamily units and 125,000 square feet of retail.
-	Trammell Crow Residential is a premier multifamily real estate company — the only national group with more than 35 years of experience in residential development and asset management. Since 1977, Dallas-based Trammell Crow Residential has developed more than 225,000 units in major markets.

All rankings provided by the National Multi Housing Council, 2015.

We will generally seek Partners who have the ability to provide property management services. In our Manager’s experience, regional partners as co-investors in the property can provide superior management execution than would be available from disinterested third party management companies. Our asset management team will then work with members of our Partner Network to oversee the implementation of each asset’s business plan, including budgeting, capital expenditures, tenant improvements and financial performance.

Our Manager and Bluerock

Our Manager

We are externally managed and advised by our Manager. Our Manager is majority owned by Bluerock. Pursuant to the terms of the Management Agreement, our Manager provides us with our management team and appropriate support personnel, and we have access to the management, infrastructure, personnel and other resources of Bluerock necessary for the implementation and execution of our business and growth strategies. Our Manager has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to our investment guidelines.

Our Manager is able to draw upon the experience, expertise, and relationships of Bluerock’s senior executives, and its team of over 65 professionals and support personnel, which provides asset management, portfolio management, finance, administration, legal, compliance, investor relations, asset valuation, risk management, information technology and other operational matters in connection with the performance of our Manager’s duties. We believe there is benefit from the personnel of Bluerock and the relationships and experience of Bluerock’s management team, including with the Bluerock’s Partner Network, in order to create value for our stockholders.

We believe the Management Agreement provides significant benefits to our stockholders. Our company is not burdened by the high expenses associated with employing our own management team and infrastructure, and instead relies on our Manager to provide these services in exchange for management fees, which we believe are lower than the costs associated with managing internally. In addition, our Management Agreement provides us access to a team of executive, management, investment, capital markets and administrative personnel that we believe, given our size and stage of development, is likely to be more capable and diverse than we would otherwise be able to attract at this stage of our life cycle.

Further, our Manager has provided our board of directors the ability to, at any time, internalize our management. Our board of directors would consider an internalization where our pro forma internalized general and administration expenses would be lower as compared to remaining externally managed. Should our board of directors decide to internalize our management, it could do so by terminating the Management Agreement and paying the fee thereunder, or through the acquisition of our Manager at an equivalent price, which would require the approval of a majority of our independent directors, and the approval of our stockholders, other than our Manager and its affiliates. Consequently, no assurance can be given that the internalization of our Manager will be achieved.

Pursuant to the Management Agreement, we will pay our Manager and its affiliates certain fees and reimburse certain expenses for services rendered to us. For a complete explanation of the fees and expenses, see “Our Manager and Related Agreements.”

Our Competitive Strengths

We believe that Bluerock and its principals’ competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team with Significant Expertise.  Bluerock’s key principals have been involved with sourcing, structuring and acquiring over 35 million square feet of real estate, with approximately $10 billion in value, and have an average of over 27 years of experience during three major market cycles. We believe Bluerock’s key principals have significant value-added expertise in the following areas:

•	Expertise in the Apartment Asset Class Across Our Target Markets. Bluerock’s principals have significant experience structuring and investing in apartment properties in our target markets through multiple investment cycles with successful results, which provides them the breadth and depth of operating and investment experience to steer our investment strategy;
•	Expertise in Creating Value Across Our Investment Strategies and Various Capital Structures. Bluerock’s principals have substantial experience executing transactions and creating value across our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies, and across capital structures — equity, preferred equity, and mezzanine — which provides us substantial flexibility to create value in transactions, subject to maintaining our qualification as a REIT;
•	Expertise in Corporate and Portfolio Transactions to Create Value. Bluerock’s principals have executed large corporate and portfolio transactions, including the rollup of assets to create multiple public companies, the creation of multiple asset management platforms, and the purchase of distressed assets and/or companies out of bankruptcy, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions, which we believe will assist us in our goal to grow our company and to deliver attractive risk-adjusted returns to our stockholders; and
•	Expertise in Financing and Structuring Transactions. Bluerock’s investment team has substantial expertise with structuring and financing transactions, which enables us to continuously evaluate and effectively access the most efficient capital structure for apartment acquisitions. In addition, Bluerock’s investment team has extensive experience structuring development transactions with members of our Partner Network to capture significant value while minimizing inherent risks and/or guarantees associated with such transactions.

Bluerock Partner Network.  We invest primarily through controlling positions in joint ventures with members of our Partner Network, which allows us to draw on the collective market knowledge of some of the leading private apartment owner/operators in the nation who invest alongside us in transactions, in order to source, underwrite, and execute attractive transactions. We believe our Partner Network provides us access to a substantial, often proprietary, transaction pipeline, along with an institutional-quality infrastructure and ability to execute, in our target markets without the cost and logistical burdens associated with maintaining our own infrastructure and pipeline in these markets.

Disciplined ‘Broad and Deep’ Underwriting.  By leveraging our Partner Network, we are able to execute a rigorous double underwriting process, which we believe improves our ability to evaluate risk and create value in our transactions. As a first level, Bluerock’s team of investment professionals implement a disciplined underwriting and due diligence process, including a comprehensive risk-reward analysis with a rigorous focus on relative values among potential opportunities across our target markets. At the same time, members of our Partner Network conduct their own underwriting and due diligence for potential transactions, enabling us to leverage their depth of intellectual capital and experience acquired through decades of experience in their target markets. We believe this ability to review investment opportunities with both depth (in the target market) and breadth (across target markets) improves our ability to source and execute attractive transactions.

Scalable Operating Model.  Bluerock’s relationships enable us to tap into what we believe to be the substantial, often proprietary, transaction flow of our Partner Network, allowing for a rapid deployment of available capital. Our extensive Partner Network provides us the ability to scale our operations rapidly, enabling us to allocate or reallocate capital across multiple target markets and along multiple strategies, and to rapidly invest in or divest of properties without the time delay associated with building infrastructure across multiple markets, and without burdening us with excessive operating and overhead costs.

Strong Alignment of Interests.  Bluerock, along with our Manager, senior executives of our Manager, and our directors, along with their affiliates, collectively will own approximately 5.9% of our company on a fully diluted basis, which we believe creates a strong alignment of their interests with those of our stockholders. In addition, the Company has to date in 2015 paid 83.0% of the Manager’s fees in 2015 in LTIP Units, further strengthening the alignment of interest with our stockholders.

Reduced General and Administrative Expenses.  Our Management Agreement provides us with access to Bluerock’s team of management, investment, capital markets, asset management, finance, legal and administrative personnel, which we believe is likely to be more experienced, capable and diverse than we would otherwise be able to attract at this stage of our life cycle. In addition, we will have access to our management team at a lower cost than associated with employing our own management team, which provides a significant benefit to our stockholders. Finally, we retain the ability to internalize our management team at the discretion of our board of directors by terminating the Management Agreement and paying the termination fee thereunder or acquiring our Manager at an equivalent price. See “Our Manager and Related Agreements — Management Agreement — Term and Termination.”

Favorable Fee Structure.  Unlike the typical nontraded REIT, the fees payable to our Manager under the Management Agreement for managing our business and assets are modeled on an institutional structure and do not include transaction fees such as an acquisition fee, a disposition fee, or a financing fee. As a result, we believe the aggregate fees payable to our Manager are lower than the fee loads typically observed in the nontraded REIT space. Our lower fee structure facilitates our ability to maximize returns to investors over time. For additional information with respect to the compensation payable to our Manager, see “Management — Management Agreement.”

Our Business and Growth Strategies

Our principal business objective is to generate attractive risk-adjusted investment returns by assembling portfolio of Class A apartment properties located in growth markets targeting the renter by choice, and by implementing our investment strategies and our Live/Work/Play Initiatives to achieve sustainable long-term growth in both our funds from operations and net asset value.

Invest in Class A Apartment Properties.  We intend to continue to acquire primarily Class A apartment properties targeting the high disposable income renter by choice, where we believe we can create long-term value growth for our stockholders utilizing one of the below strategies:

•	Core-Plus. We invest in institutional-quality apartment properties with strong and stable cash flows in target markets where we believe there exists opportunity for rental growth and with potential for further value creation.
•	Value-Add. We invest in well-located apartment properties that offer significant potential for medium-term capital appreciation through repositioning, renovation or redevelopment, to reposition the asset and drive future rental growth.
•	Opportunistic. We invest in properties available at opportunistic prices (i.e., at prices we believe are below those available in an otherwise efficient market) that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.
•	Invest-to-Own. We selectively invest in development of Class A properties in target markets where we believe we can capture significant development premiums upon completion. We generally use a convertible loan or convertible preferred equity structure which provides income during the development stage, while providing us the ability to capture development premiums at completion by exercising our conversion rights to take ownership.

We may selectively invest in Class B properties in attractive locations if we believe we can deliver attractive risk-adjusted returns to our investors.

Invest in Growth Markets.  We intend to continue to invest in demographically attractive growth markets, which we define as markets with strong employment drivers in industries creating high disposable income jobs over the long term. Given that employment growth is highly correlated with apartment demand, we believe that selecting markets with job growth significantly above the national average will provide high potential for increase rental demand leading to revenue growth and attractive risk-adjusted returns.

Implement our Value Creation Strategies.  We intend to continue to focus on creating value at our properties utilizing our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies in order to maximize our return on investment. Our Manager will work with each member of our Partner Network to evaluate property needs along with value-creation opportunities and create an asset-specific business plan to best position or reposition each property to drive rental growth and asset values. Our Manager then provides an aggressive asset management presence to manage each Partner and ensure execution of the plan, with the goal of driving rental growth and values.

Implement our Live/Work/Play Initiatives.  We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.

Diversify Across Markets, Strategies and Investment Size.  We will seek to grow our high-quality portfolio of apartment properties diversified by geography and by investment strategy and by size (typically ranging from $25 to $75 million) in order to manage concentration risk, while driving both current income and capital appreciation throughout the portfolio. Our Partner Network enables us to diversify across multiple markets and multiple strategies efficiently, without the logistical burden and time delay of building operating infrastructure in multiple markets and across multiple investment strategies.

Selectively Harvest and Redeploy Capital.  On an opportunistic basis and subject to compliance with certain REIT restrictions, we intend to sell properties in cases where we have successfully executed our value creation plans and where we believe the investment has limited additional upside relative to other opportunities, in order to harvest profits and to reinvest proceeds to maximize stockholder value.

Our Live/Work/Play Initiatives

We intend to continue to implement our amenities and attributes to transform the apartment community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play Initiatives are specifically targeted to appeal to the following two lucrative and rapidly growing segments of the multifamily market:

•	Lifestyle Renters are generally established, adult households with multiple housing choices open to them, which choose to rent an apartment for primarily nonfinancial reasons. They include Baby Boomers who have become empty nesters and who are seeking to live a simpler lifestyle without the responsibilities of home ownership, as well as some older members of the Echo Boomer generation.
•	Young Professional Renters are generally younger and more mobile than Lifestyle Renters, and while they can generally afford to own, they have chosen either to save their money (perhaps to purchase a larger house at a later date), to spend it on other goods and services or to invest it in something other than housing, or they are in a personal or job transition. For Young Professional Renters, an apartment can provide an inexpensive and maintenance-free residence.

Our Live/Work/Play initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention. These initiatives may include:

•	common areas with Wi-Fi allowing residents to stay connected online while socializing with friends;
•	unique places to gather and socialize, such as outdoor kitchens, fireplaces or fire pits, and dog parks;
•	state-of-the-art fitness centers providing a range of fitness and wellness classes;
•	architecturally appealing common areas designed to encourage social interaction and a “sense of community”;
•	a state-of-the-art security system;
•	occasional live music and other performances;
•	group activities, such as book clubs, cooking classes and wine tastings;
•	resort-like pools; and
•	social activities incorporated into each property through a concierge program.

Our Manager’s Approach to Evaluating Potential Investments

Our Manager has developed a disciplined investment approach that combines its experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments, as follows:

National Market Research.  Our Manager and its investment team continuously and extensively conduct market research to proactively select its target markets. Our Manager is focused on identifying markets that exhibit outsized population and employment growth, among other salient characteristics, including a high quality of life, an intellectual capital base, and a commitment to investments in infrastructure. Our Manager utilizes real-time market data, leading third-party research, and the deep transactional knowledge and collective experiences of our Partner Network.

Local Market Knowledge.  Bluerock’s breadth and depth of professional relationships, particularly within its Partner Network, provides our Manager with access to substantial and often proprietary coveted off-market opportunities within its target markets. Further, our Manager is able to leverage the local market knowledge of our Partner Network to fully evaluate not only a particular submarket’s supply and demand fundamentals, but a property’s competitive position from a neighborhood perspective.

Underwriting Discipline.  Our Manager follows a disciplined double underwriting process to examine and evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation. Our Manager’s approach begins with an extensive review of the following: (1) property fundamentals, such as tenant profile, expense structure, occupancy, construction quality and efficiency of floor plans and deferred maintenance; (2) capital markets fundamentals, including cap rates, debt markets and future capital flows; and (3) market fundamentals, such as rental rates, concession and occupancy levels at comparable properties, along with projected product delivery and absorption rates. Our Manager will then utilize its double underwriting approach to verify and refine all assumptions provided by leveraging the local market knowledge and expertise of our Partner Network, which generally have a knowledge base built from daily investing and operating experience over a period of decades. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio.

Risk Management.  Risk management is a fundamental principle in our Manager’s construction of our Portfolio and in the management of each investment. Prior to the purchase of any individual asset or portfolio, our investment team will develop a ‘360-degree’ asset-level business strategy. The business strategy consists of a detailed forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our Manager regularly reviews asset-level business strategies to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investment/Disposition Considerations

When evaluating potential acquisitions and dispositions, we generally consider the following factors:

•	strategically targeted markets;
•	income levels and employment growth trends in the relevant market;
•	employment, household growth and net migration of the relevant market’s population;
•	barriers to entry that would limit competition (zoning laws, building permit availability, supply of undeveloped or developable real estate, local building costs and construction costs, among other factors);
•	the location, construction quality, condition and design of the property;
•	the current and projected cash flow of the property and the ability to increase cash flow;
•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;
•	the terms of resident leases, including the potential for rent increases;
•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;
•	the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket);
•	the prospects for liquidity through sale, financing or refinancing of the property;
•	the benefits of integration into existing operations;
•	purchase prices and yields of available existing stabilized properties, if any;
•	competition from existing properties and properties under development and the potential for the construction of new properties in the area; and
•	potential for opportunistic selling based on demand and price of high quality assets, including condominium conversions.

Our Manager’s investment approach also includes active and aggressive management of each asset acquired. Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our Manager’s acquisition officers and underwriting teams to develop an asset-level business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our Manager will review asset-level business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our Manager will design this process to allow for realistic yet aggressive creation of value throughout the investment period.

In an effort to keep an asset in compliance with our underwriting standards, our Manager’s investment officers will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset management teams throughout the hold period. In addition, our Manager’s investment officers will continuously review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
	(In thousands, except for ratio computation)
(Loss) income from continuing operations before adjustment for non controlling interest	$8,041	$(6,674)	$(4,219)	$7,365	$(4,315)	$(2,307)
Add back:
Fixed Charges	7,997	8,683	4,961	1,226	375	308
Distributed income of equity investees	22,548	11,550	289	607	905	392
Deduct:
Equity in (earnings) loss of equity investees	(15,694)	(5,133)	(1,501)	(13)	74	1,147
Capitalized Interest	—	(143)	(99)	—	—	—
Earnings as Defined	$22,892	$8,283	$(569)	$9,185	$(2,961)	$(460)
Fixed Charges
Interest expense including amortization of deferred financing fees	$7,985	$8,538	$4,854	$1,217	$357	$295
Capitalized Interest	—	143	99	—	—	—
Interest portion of rent expense	12	2	8	9	18	13
Fixed Charges	$7,997	$8,683	$4,961	$1,226	$375	$308
Preferred Shared dividends	—	—	—	—	—	—
Combined Fixed Charges and Preferred Dividends	$7,997	$8,683	$4,961	$1,226	$375	$308
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.86	(a)	(a)	7.49	(a)	(a)

(a)	Due to the loss from continuing operations, the ratio coverage was less than 1:1 for 2014, 2013, 2011 and 2010. We would have needed to generate additional earnings from continuing operations of $0.4 million, $5.5 million, $3.3 million, and $0.8 million for 2014, 2013, 2011 and 2010, respectively, to achieve a coverage ratio of 1:1.

MANAGEMENT

Our Board of Directors

We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject to the supervision of our board of directors.

Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

We have five directors, three of whom are independent directors as defined by the listing standards of the NYSE MKT.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. At any stockholder meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. With respect to the election of directors, each candidate nominated for election to our board of directors must receive the affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present, in order to be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

In addition to meetings of the various committees of our board of directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

Our Executive Officers and Directors

The individuals listed as our executive officers below also serve as officers and employees of our Manager. As executive officers of the Manager, they serve to manage the day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives. The duties that these executive officers perform on our behalf will not involve the review, selection and recommendation of investment opportunities, but rather the performance of corporate governance activities on our behalf that require the attention of one of our corporate officers, including signing certifications required under Sarbanes-Oxley Act of 2002, as amended, for filing with the our periodic reports.

The following table and biographical descriptions set forth certain information with respect to the individuals who currently serve as our executive officers and directors:

Name	Age*	Position
R. Ramin Kamfar	52	Chairman of the Board, Chief Executive Officer and President
Michael L. Konig	55	Chief Operating Officer, Secretary and General Counsel
Christopher J. Vohs	39	Chief Accounting Officer and Treasurer
Gary T. Kachadurian	65	Director
Brian D. Bailey	49	Independent Director
I. Bobby Majumder	47	Independent Director
Romano Tio	55	Independent Director

*	As of November 30, 2015

R. Ramin Kamfar, Chairman of the Board, Chief Executive Officer and President.  Mr. Kamfar serves as our Chairman of the Board and as our Chief Executive Officer and President. Mr. Kamfar has served as our Chairman of the Board since August 2008, and also served as our Chief Executive Officer and the Chief Executive Officer of our former advisor from August 2008 to February 2013. He has also served as the Chairman of the Board and Chief Executive Officer of Bluerock since its inception in October 2002, where he has overseen the acquisition and development of approximately 13,200 apartment units, and over 2.5 million square feet of office space. In addition, Mr. Kamfar has served as Chairman of the Board of Trustees and as a Trustee of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Kamfar has 25 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993 Mr. Kamfar left Lehman to focus on private equity transactions. From 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) with approximately 800 locations and $400 million in gross revenues. From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

Michael L. Konig, Chief Operating Officer, Secretary and General Counsel.  Mr. Konig serves as Chief Operating Officer, Secretary and General Counsel of our company and our Manager. Mr. Konig has also served as Senior Vice President and General Counsel for Bluerock and its affiliates since December 2004. In addition, Mr. Konig has served as Secretary of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL)). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.

Christopher J. Vohs, Chief Accounting Officer and Treasurer.  Mr. Vohs serves as Chief Accounting Officer and Treasurer of our company, and has served as Chief Accounting Officer for Bluerock Real Estate, L.L.C., for our former advisor, Bluerock Multifamily Advisor, LLC, and for our Manager, BRG Manager, LLC, all of which are affiliates of our company. In his role as Chief Accounting Officer for Bluerock Real Estate, L.L.C. and Bluerock Multifamily Advisor, LLC, and BRG Manager, LLC, Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies. Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010, where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on mid-size to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.

Gary T. Kachadurian, Director.  Mr. Kachadurian is a member of our board of directors. Mr. Kachadurian also serves as Vice Chairman of our Manager. Mr. Kachadurian has over 30 years of real estate experience primarily investing in and developing apartment properties on behalf of institutional investors. From 2007 to 2015, Mr. Kachadurian served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multihousing investment advisory company. From 1990 to 2005, Mr. Kachadurian served in various senior roles at Deutsche Bank Real Estate/RREEF, a leading pension fund advisor, including as a member of RREEF’s Investment Committee for 14 years, as a senior member of the Policy Committee of RREEF, as Senior Managing Director for Global Business Development responsible for raising institutional real estate funds in Japan, Germany, and other countries, and as head of RREEF’s National Acquisitions Group and Value-Added and Development lines of business where he had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio. Prior to Deutsche Bank/RREEF, Mr. Kachadurian served as the Midwest Regional Operating Partner for Lincoln Property Company, developing and managing apartment communities in Illinois, Indiana, Wisconsin, Kansas and Pennsylvania. Mr. Kachadurian also serves as President of The Kachadurian Group LLC, (f/k/a The Kach Group) which provides consulting on apartment acquisition and development transactions, including to Waypoint Residential. Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, and a former Chairman of the National Multi Housing Council. Mr. Kachadurian is former Chairman of the Village Foundation of Children’s Memorial Hospital, and is a Director of Pangea Real Estate and KBS Legacy Partners Apartment REIT. Mr. Kachadurian received his B.S. in Accounting from the University of Illinois in 1974.

Brian D. Bailey, Independent Director.  Mr. Bailey has served as one of our independent directors since January 2009. Mr. Bailey has more than 20 years of experience in sourcing, evaluating, structuring and managing investments, including real estate and real estate-related debt financing. Mr. Bailey founded and currently serves as Managing Member of Carmichael Partners, LLC, a private equity investment firm based in Charlotte, North Carolina. He also currently serves as a director of the Telecommunications Development Fund, a private equity investment fund headquartered in Washington, DC, and as a trustee at the North Carolina School of Science and Mathematics. Prior to founding Carmichael Partners, Mr. Bailey served as Managing Partner (2000 – 2008) and Senior Advisor (2008 – 2009) of Carousel Capital, LLC, a private equity investment firm in Charlotte, North Carolina. From 1999 to 2000, Mr. Bailey was a team member of Forstmann Little & Co., a private equity investment firm in New York, New York. From 1996 to 1999, Mr. Bailey was a Principal at the Carlyle Group, a private equity investment firm in Washington, DC. Earlier in his career, Mr. Bailey worked in the leveraged buyout group at CS First Boston in New York, New York and in the mergers and acquisitions group at Bowles Hollowell Conner & Company in Charlotte, North Carolina. Mr. Bailey has also worked in the public sector, as Assistant to the Deputy Chief of Staff and Special Assistant to the President at the White House from 1994 to 1996 and as Director of Strategic Planning and Policy at the U.S. Small Business Administration in 1994. Mr. Bailey received a B.A. degree in

Mathematics and Economics in 1988 from the University of North Carolina at Chapel Hill and an M.B.A. degree in 1992 from the Stanford Graduate School of Business, located in Stanford, California.

I. Bobby Majumder, Independent Director.  Mr. Majumder has served as one of our independent directors since January 2009. Mr. Majumder is a partner at the law firm of Perkins Coie, where he specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.

Romano Tio, Independent Director.  Mr. Tio has served as one of our independent directors since January 2009. Mr. Tio serves as Managing Director at RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Selection of Our Board of Directors

In determining the composition of our board of directors, our goal was to assemble a group of individuals of sound character, judgment and business acumen, whose varied backgrounds, leadership experience and real estate experience would complement each other to bring a diverse set of skills and perspectives to the board. We have determined that each of our directors, including our independent directors, has at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by our company.

Mr. Kamfar was chosen to serve as the Chairman of the Board because, as our Chief Executive Officer and President, Mr. Kamfar is well positioned to provide essential insight and guidance to our board of directors from the inside perspective of the day-to-day operations of the company. Furthermore, Mr. Kamfar brings to the board approximately 25 years of experience in building operating companies, and in various aspects of real estate, mergers and acquisitions, private equity investing and public and private financings. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen, make him critical to proper functioning of our board.

Mr. Kachadurian was nominated to serve as one of our directors for reasons including the depth and breadth of his experience in the rental apartment industry, including longstanding experience as a developer, owner and manager of apartment properties. Mr. Kachadurian’s extensive understanding of these varied aspects of our industry provides our board of directors with an invaluable resource for assessing and managing risk and planning corporate strategy. In addition, through Mr. Kachadurian’s service on the boards of several companies and other large organizations involved in the apartment industry, Mr. Kachadurian has developed strong leadership and consensus building skills that are a valuable asset to our board of directors. Mr. Kachadurian also agreed to be selected as one of our directors pursuant to a consulting agreement with our Manager.

Mr. Bailey was selected as one of our independent directors to leverage his extensive experience in sourcing, evaluating, structuring and managing private equity investments and his experience related to real estate and real estate-related debt financing. In addition, Mr. Bailey’s prior service on the audit committees of numerous privately-held companies provides him with the requisite skills and knowledge to serve effectively on our audit committee.

Mr. Majumder was selected as one of our independent directors due to his depth of legal experience in advising clients with respect to corporate and securities transactions, including representations of underwriters, placement agents and issuers in both public and private offerings. Mr. Majumder also brings with him significant legal experience relating to the acquisition of a number of types of real estate assets.

Mr. Tio was selected as one of our independent directors as a result of his demonstrated leadership skill and industry-specific experience developed through a number of high-level management positions with investment and advisory firms specializing in the commercial real estate sector.

Committees of the Board of Directors

We currently have a standing audit committee, a standing investment committee, a compensation committee and a nominating and corporate governance committee. All of our standing committees consist solely of independent directors, except that Gary T. Kachadurian, our Manager’s Vice Chairman and a director, will serve as Chairman of the investment committee. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our board of directors has established an audit committee. The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the services and fees of our independent registered public accounting firm;
•	to periodically review the auditors’ independence; and
•	to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process.

The audit committee is comprised of three individuals, all of whom are independent directors. The audit committee also considers and approves the audit and non-audit services and fees provided by the independent public accountants.

The members of our audit committee are Brian D. Bailey, I. Bobby Majumder and Romano Tio.

The background and experience of Messrs. Bailey, Majumder and Tio are described above in “— Our Executive Officers and Directors.”

Investment Committee

Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investments in specific real estate investments proposed by our Manager and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors.

Our board of directors has delegated to our Manager the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment guidelines, for equity investments less than 5% of our company’s stockholder equity. Our Manager will recommend suitable investments for consideration by the investment committee for investments that exceed this threshold up to 10% of our company’s stockholders’ equity, and for investments equal to or in excess of this amount, to our full board of directors. If the members of the investment committee approve a given investment, then our Manager will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the committee.

The members of our investment committee are Gary T. Kachadurian, Brian D. Bailey and Romano Tio.

The background and experience of Messrs. Kachadurian, Bailey and Tio are described above in “— Our Executive Officers and Directors.”

Compensation Committee

Our compensation committee consists of all of our independent directors, and our compensation committee charter details the principal functions of the compensation committee. These functions include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration, if any, of our chief executive officer based on such evaluation;
•	reviewing and approving the compensation, if any, of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	overseeing plans and programs related to the compensation of the Manager, including fees payable to the Manager pursuant to the Management Agreement with our Manager;
•	implementing and administering our incentive compensation equity-based remuneration plans, if any;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of all of our independent directors, and our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. These functions include:

•	identifying and recommending to our full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•	developing and recommending to our board of directors corporate governance guidelines and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;
•	recommending to our board of directors nominees for each committee of our board of directors;
•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE MKT corporate governance listing standards; and
•	overseeing our board of directors’ evaluation of management.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation may limit in its charter the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise), except to the extent prohibited by the MGCL. In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us, except to the extent prohibited by the MGCL.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

OUR MANAGER AND RELATED AGREEMENTS

Our Manager

Currently, we are externally managed and advised by BRG Manager, LLC, or our Manager, pursuant to a Management Agreement. See “— Management Agreement.” Each of our Manager’s officers is also an officer of Bluerock. Each of our officers and one of our directors are also officers of our Manager. Our Manager is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

The senior officers of our Manager are currently as follow:

Name	Age*	Position
R. Ramin Kamfar	52	Chairman and Chief Executive Officer
Gary T. Kachadurian	65	Vice Chairman
James G. Babb, III	51	Chief Investment Officer
Jordan B. Ruddy	52	President
Michael L. Konig	55	Chief Operating Officer, Secretary and General Counsel
Christopher J. Vohs	39	Chief Accounting Officer
Ryan S. MacDonald	32	Senior Vice President — Investments
Laurance Kaufman	46	Vice President of Asset Management

*	As of November 30, 2015.

The background and experience of Messrs. Kamfar, Kachadurian, Konig and Vohs are described above in “Management — Our Executive Officers and Directors.”

James G. Babb, III, Chief Investment Officer.  Mr. Babb serves as Chief Investment Officer of our Manager. Mr. Babb previously served as a director of our company until April 2, 2014, as our Chief Investment Officer from July 2008 until November 2013, as our President from July 2008 until August 2012, and as the President of our former advisor from July 2008 until February 2013. Mr. Babb is Chief Investment Officer of Bluerock, which he joined in July 2007. In addition, Mr. Babb has served as a Trustee of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. He has been involved exclusively in real estate acquisition, management, financing and disposition for more than 20 years, primarily on behalf of investment funds since 1992. From 1992 to August 2003, Mr. Babb helped lead the residential and office acquisitions initiatives for Starwood Capital Group, or Starwood Capital. Starwood Capital was formed in 1992 and during his tenure raised and invested funds on behalf of institutional investors through seven private real estate funds, which in the aggregate ultimately invested approximately $8 billion in approximately 250 separate transactions. During such period, Mr. Babb led or shared investment responsibility for over 75 investment transactions totaling approximately $2.5 billion of asset value in more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries, including a significant number of transactions that were contributed to the initial public offering of Equity Residential Properties Trust (NYSE: EQR), and to create iStar Financial Inc. (NYSE: SFI). Mr. Babb was also active in Starwood Capital’s efforts to expand its platform to invest in Europe. From August 2003 to July 2007, Mr. Babb founded his own principal investment company, Bluepoint Capital, LLC, a private real estate investment company focused on the acquisition, development and/or redevelopment of residential and commercial properties in the Northeast United States and Western Europe. Mr. Babb received a B.A. degree in Economics in 1987 from the University of North Carolina at Chapel Hill.

Jordan B. Ruddy, President.  Jordan Ruddy currently serves as the President of our Manager. He began his tenure as President of our company in August 2012, and as President of our Manager in February 2013. Mr. Ruddy is also the Chief Operating Officer for Bluerock, which he joined in 2002, and served as its President until January 2013. Mr. Ruddy has 20 years of experience in real estate acquisitions, financings, management and dispositions. From 2000 to 2001, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC. From 1997 to 2000, Mr. Ruddy served as Vice President of Amerimar

Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and dispositions involving over 1.5 million square feet of commercial and multifamily real estate. From 1995 to 1997, Mr. Ruddy served as a real estate investment banker at Smith Barney Inc. From 1988 to 1993, Mr. Ruddy served in the real estate department of The Chase Manhattan Bank, most recently as a Second Vice President. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics, located in London, England.

Ryan S. MacDonald, Senior Vice President — Investments.  Mr. MacDonald serves as Senior Vice President — Investments of our Manager. Mr. MacDonald also serves as Senior Vice President of Investments for Bluerock and its affiliates, which he joined in 2008. Mr. MacDonald is responsible for the sourcing, underwriting, structuring, financing and closing of all Bluerock real estate acquisitions, as well as ongoing asset management responsibilities including value-added renovation oversight, refinancing execution, and buy/sell recommendations. To date, with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $1.25 billion. Prior to joining Bluerock, from 2006 to 2008, Mr. MacDonald was an Analyst for PNC Realty Investors (formerly Mercantile Real Estate Advisors), where he served as part of an investment team that made more than $1.2 billion in investments within all tranches of the capital structure. From 2005 to 2006, Mr. MacDonald served in a corporate development role at Mercantile Bankshares, where he worked with Executive Management focusing on high level strategic initiatives for the $6 billion bank. Mr. MacDonald received a B.A. in Economics in 2005 from the University of Maryland, College Park.

Laurance Kaufman, Vice President of Asset Management.  Mr. Kaufman serves as Vice President of Asset Management of our Manager. Mr. Kaufman is responsible for assessing and improving operating and financial performance across the portfolio. A real estate veteran with more than 20 years of experience in real estate asset management, Mr. Kaufman oversees property-level reporting and is responsible for monitoring asset performance relative to investment goals. His expertise includes both multifamily and commercial real estate. Earlier in his career, Mr. Kaufman was Vice President and Asset Manager with global private equity real estate firm AREA Property Partners, where he shared oversight responsibility for a $1 billion portfolio of multi-family assets totaling over 10,000 units located in the U.S. Northeast, Mid-Atlantic, and Western regions. Mr. Kaufman also served as Managing Director and Head of Asset Management for Gaia Real Estate, a privately-held real estate investment firm with a portfolio of 15,000 apartments and 600,000 square feet of office space throughout the country. At Gaia, he oversaw the development and execution of value-add strategies across the company’s holdings. Mr. Kaufman holds an M.B.A. degree from New York University’s Leonard Stern School of Business and a B.A. degree in Economics and Political Science from Washington University in St. Louis.

Bluerock Real Estate, L.L.C.

Bluerock Real Estate, L.L.C., or Bluerock, is a national real estate investment firm headquartered in Manhattan with regional offices in Southfield, Michigan, Boise, Idaho and Newport Beach, California. Bluerock is a leading private equity real estate asset manager with a focus on Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies, and has transacted over eleven million square feet of residential and commercial real estate acquisitions since its inception in 2002. Each of our officers are also officers of Bluerock, and have an average of over 27 years investing experience, have been involved with acquiring over 35 million square feet of real estate with approximately $10 billion in value, and have helped launch leading real estate private and public company platforms. Mr. Kamfar controls Bluerock and our Manager.

Our Manager’s Vice Chairman and Chairman of our Investment Committee

Mr. Kachadurian serves as Vice Chairman of our Manager, as a Director and as Chairman of the investment committee of our board of directors, and as a member of the Manager’s investment committee. Mr. Kachadurian has over 30 years of experience investing in and developing apartment properties primarily on behalf of institutional investors, including as a Senior member of the Policy Committee of Deutsche Bank Real Estate/RREEF, a member of RREEF’s investment committee, and head of RREEF’s National

Acquisitions Group and Value-Add and Development lines of business. Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, and a former Chairman and current Executive Committee member of the National Multi Housing Council.

•	Deutsche Bank Real Estate/RREEF

Mr. Kachadurian has served in various senior roles at Deutsche Bank Real Estate/RREEF, a leading pension fund advisor, including as a member of RREEF’s Investment Committee for 14 years, as a senior member of the Policy Committee of RREEF, as Portfolio Manager for RREEF’s first apartment fund, Apartment Fund I, and as head of RREEF’s National Acquisitions Group and Value-Added and Development lines of business, where he had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio.

Mr. Kachadurian has also served as Senior Managing Director for Global Business Development responsible for raising institutional real estate funds in Japan, Germany, and other countries.

•	Lincoln Property Company

Prior to Deutsche Bank/RREEF, Mr. Kachadurian served as the Midwest Regional Partner of Lincoln Property Company, and has developed over 3,000 apartments in the Midwest in joint ventures with Aetna Life Insurance, TIAA/CREF and other institutional investors.

•	Apartment Realty Advisors

Mr. Kachadurian served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multi-housing investment advisory company.

•	Industry Roles

Mr. Kachadurian is a founding Board member of the Chicago Apartment Association, was formerly Chairman and now serves on the Executive Committee of the National Multi Housing Council, and has served as Board Member of the Multifamily Council of the National Association of Home Builders and the Multi-Family Council of the Urban Land Institute.

Our Manager’s Chief Investment Officer

Mr. Babb is the Chief Investment Officer of our Manager, and the Chairman of the investment committee of our Manager. Prior to his tenure with Bluerock, Mr. Babb was a founding team member of Starwood Capital where he was involved in the formation of the Starwood Funds that have invested an aggregate of approximately $8 billion (including equity, debt and investment of income and sales proceeds) in approximately 250 separate transactions. During his tenure with Starwood Capital, Mr. Babb either personally led or shared investment responsibility for the following:

•	Starwood Funds:

The structuring of over 75 real estate investment transactions totaling $2.5 billion of asset value in transactions comprising more than 20 million square feet of residential, office and industrial properties located in 25 states and seven foreign countries. The first two Starwood Funds were almost exclusively focused on multifamily assets, acquired primarily through the purchase of equity and distressed debt from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation, various savings and loan associations, over-leveraged partnerships and tax-exempt bondholders during the real estate credit crunch of the early 1990s. A significant number of the properties were later contributed to the initial public offerings of Equity Residential Properties Trust (NYSE: EQR), the nation’s largest multifamily REIT at that time;

•	Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

A substantial number of the hotel investments made by a global owner/operator of hotels with brands such as Sheraton, Westin, the St. Regis Luxury Collection, and the W, which incorporated an “Enhanced” strategy to transform the concept of a hotel from a functional product to a lifestyle product in order to increase room rates, market share, and customer loyalty;

•	iStar Financial (NYSE: SFI):

The creation and launch of a separate private fund focused on tailored high-yield debt and debt/equity investments backed by commercial real estate, many with control or participation features that enabled the fund to enhance yield at a lower risk profile in the capital structure, in addition to acquiring commercial bank debt obligations that were restructured or converted to an ownership position at substantial discounts to replacement cost. The investments in the fund were subsequently used to sponsor the public offering of iStar Financial, the largest publicly owned finance company at that time focused exclusively on commercial real estate; and

•	Through the Starwood Funds, playing an integral role in raising over $2.6 billion of equity from institutional and third-party investors.

In addition, you should note that Bluerock has not sponsored the funds and programs formed or participated in by Mr. Babb, and you should not assume that you will experience returns comparable to those experienced by investors in those programs, or that the investment opportunities similar to those available to those programs will be available to us. Therefore, investors who purchase shares of our Class A common stock will not thereby acquire any ownership interest in Starwood Capital or the Starwood Funds, and the information presented here regarding Starwood Capital and Starwood Funds is provided solely for you to evaluate Mr. Babb’s experience and expertise.

Management Agreement

We have entered into a Management Agreement with our Manager pursuant to which it provides the day-to-day management of our operations. The Management Agreement requires our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager is under the supervision and direction of our board of directors. Our Manager does not manage or advise any other entities and is not actively seeking new management or advisory clients, although it is not prohibited from doing so by the Management Agreement.

Management Services

Our Manager is responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;
(ii)	investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;
(iii)	with respect to prospective purchases, sales or exchanges of investments or any financing transaction with respect to any investment, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;
(iv)	negotiating and entering into, on our behalf, interest rate swap agreements, and other agreements and instruments required for us to conduct our business;
(v)	effecting any private placement of interest in our operating partnership, or in tenancy in common or other interests in investments as may be approved by our board of directors;
(vi)	engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, real estate brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations, investments (or potential investments) or financing transactions;

(vii)	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;
(viii)	providing executive and administrative personnel, office space and office services required in rendering services to us;
(ix)	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
(x)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
(xi)	counseling us in connection with policy decisions to be made by our board of directors;
(xii)	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;
(xiii)	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to continue to qualify for taxation as a REIT;
(xiv)	counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;
(xv)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager, including reports to our board of directors with respect to potential conflicts of interest involving our Manager or its affiliates;
(xvi)	monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;
(xvii)	investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;
(xviii)	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;
(xix)	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(xx)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE MKT;

(xxi)	assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;
(xxii)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;
(xxiii)	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;
(xxiv)	serving as our consultant with respect to decisions regarding any of our financings, hedging activities, borrowings or joint venture arrangements undertaken by us, including (1) assisting us, in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;
(xxv)	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;
(xxvi)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and
(xxvii)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the Management Agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the Management Agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify and hold harmless our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with the Manager’s proper release of our money or other property, as set forth in the Management Agreement. Additionally, we have agreed to advance funds to any of the indemnified parties for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is sought, provided, that such Manager indemnified party undertakes to repay the advanced funds to us in the event it is ultimately determined that indemnification is not appropriate. Our Manager has agreed to indemnify and hold harmless us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance naming us and our operating partnership as additional insureds.

Management Team

Pursuant to the terms of the Management Agreement, our Manager is required to provide us with our management team, including a chief executive officer, president, chief accounting officer and chief operating officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager are dedicated exclusively to us. Members of our management team are required to devote such time as is necessary and appropriate commensurate with the level of our activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our status as a REIT under the Code or the operating partnership as a partnership under the Code or our status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act or (3) would conflict with or violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of the NYSE MKT or any securities exchange on which our securities are listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or conflict with or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its directors, members, officers, stockholders, managers, personnel, employees and any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors, our stockholders, partners or members, for any act or omission by our Manager, its directors, officers, stockholders or employees except as provided in the Management Agreement.

Term and Termination

The Management Agreement may be amended or modified by agreement between us and our Manager. The initial term of the Management Agreement expires on April 2, 2017 (the third anniversary of the closing of the IPO) and will be automatically renewed for a one-year term on each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the fees payable to the Manager under the Management Agreement annually and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of the fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause as described below, our Manager will be paid a termination fee equal to three times the sum of the base management fee and incentive fee earned, in each case, by our Manager during the 12-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s continued breach of any material provision of the Management Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;
•	any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;
•	our Manager’s inability to perform its obligations under the Management Agreement;
•	our Manager commits fraud against us, misappropriates or embezzles our funds, or acts, or fails to act, in a manner constituting gross negligence, or acts in a manner constituting bad faith or willful misconduct, in the performance of its duties under the Management Agreement; provided, however, that if any of these actions or omissions is caused by an employee and/or officer of our Manager or one of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Manager’s actual knowledge of its commission or omission, the Management Agreement shall not be terminable; and
•	the dissolution of our Manager.

During the initial three-year term of the Management Agreement, we may not terminate the Management Agreement except (i) as described above, and (ii) provided, that our board of directors may at any time, but is not obligated to, internalize our management. Our board of directors would consider an internalization where our pro forma internalized general and administrative expenses would be lower as compared to remaining externally managed. Should our board of directors decide to internalize our management, it could do so by terminating the Management Agreement and paying the termination fee thereunder, or through the acquisition of our Manager at an equivalent price, which may include a contribution of the Manager’s assets in exchange for OP Units or other tax-efficient transaction, and which would require the approval of a majority of our independent directors and the approval of our stockholders, other than our Manager and its affiliates. Consequently, no assurance can be given that the internalization of our Manager will be achieved.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the Management Agreement to any of its affiliates without the approval of our independent directors subject to certain caveats.

Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the Management Agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we are bound under the Management Agreement.

Management Fees, Incentive Fees and Expense Reimbursements

We do not maintain an office or directly employ personnel. Instead we rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base Management Fee

We will pay our Manager a base management fee in an amount equal to the sum of: (A) 1.5% of our post-IPO stockholders’ equity per annum, calculated quarterly based on our post-IPO stockholders’ equity for the most recently completed calendar quarter; and (B) 0.25% of our pre-IPO stockholders’ equity per annum, calculated quarterly (which is equal to $24,620 on a quarterly basis); payable in quarterly installments in arrears. For purposes of calculating the base management fee, our post-IPO stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of our equity and equity equivalent securities (including Class A common stock, common stock equivalents, preferred stock, LTIP Units and OP Units issued by our operating partnership) in the IPO, this offering or any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our cumulative retained earnings from April 2, 2014 (the date of the completion of the IPO) through the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase shares of our Class A common stock issued in the IPO, this offering or any subsequent offering. Our post-IPO stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our post-IPO stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its base management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our investments.

The base management fee payable to our Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash or LTIP Units, at the election of the board, within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter. The number of LTIP Units to be issued to our Manager, if any, will be equal to the dollar amount of the portion of the quarterly installment of the base management fee payable in such LTIP Units, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly installment is paid.

Incentive Fee

We will pay our Manager an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO, this offering and in future offerings and transactions, multiplied by the weighted average number of all shares of Class A common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, LTIP Units, and other shares of common stock underlying awards granted under our 2014 Incentive Plans and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to the IPO or in the contribution transactions, and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the closing date of the IPO, whichever is less. AFFO is calculated by removing the effect of items that do not reflect ongoing property operations. We further adjust

FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments). The following example illustrates how we would calculate our quarterly incentive fee in accordance with the Management Agreement. Our actual results may differ materially from the following example.

Assume the following:

•	AFFO for the 12-month period equals $12,000,000;
•	10,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 10,625,000;
•	weighted average issue price per share of common stock is $13.50; and
•	incentive fees paid during the first three quarters of such 12-month period are $0.

Under these assumptions, the quarterly incentive fee payable to our Manager would be $105,000, as calculated below:

1.	AFFO	$12,000,000
2.	Weighted average issue price per share of common stock of $13.50 multiplied by the weighted average number of shares of common stock outstanding of 10,625,000 multiplied by 8%	$11,475,000
3.	Excess of AFFO over amount calculated in 2 above	$525,000
4.	20% of the amount calculated in 3 above	$105,000
5.	Incentive fee equals the amount calculated in 4 above less the incentive fees paid during the first three quarters of such previous 12-month period;	$—
6.	Quarterly incentive fee payable to our Manager:	$105,000

Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will increase.

One half of each quarterly installment of the incentive fee will be payable in LTIP Units, calculated pursuant to the formula above. The remainder of the incentive fee will be payable in cash or in LTIP Units, at the election of our board of directors, in each case calculated pursuant to the formula above.

The number of LTIP Units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in such LTIP Units, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly installment is paid.

Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

Reimbursement of Expenses

We are required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month or, alternatively, in LTIP Units on a quarterly basis, as determined by our board prior to the applicable quarter. If a reimbursement is made in LTIP Units, the number of LTIP Units to be issued to our Manager will be equal to the dollar amount of the reimbursement, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly reimbursement is made. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the Management Agreement. The expenses required to be paid by us include, but are not limited to:

•	acquisition expenses incurred in connection with the selection and acquisition of investments;
•	general and administrative expenses of us, our operating partnership, and our subsidiaries;
•	expenses incurred in connection with the issuance of our securities, any financing transaction and other costs incident to the acquisition, development, redevelopment, construction, repositioning, leasing, disposition and financing of investments;
•	costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;
•	the compensation and expenses of our directors and the cost of liability insurance to indemnify us and our directors and officers;
•	costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;
•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders or our operating partnership’s partners, as applicable, and proxy materials with respect to any meeting of our stockholders or our operating partnership’s partners, as applicable;
•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;
•	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, development, redevelopment, construction, repositioning, leasing, financing, refinancing, sale or other disposition of an investment or establishment of any of our securities offerings, or in connection with any financing transaction;
•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;
•	compensation and expenses of our custodian and transfer agent, if any;
•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;
•	all taxes and license fees;
•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties;
•	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;
•	expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;
•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;
•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer pursuant to the applicable governing document or other instrument or agreement, or by any court or governmental agency; and
•	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the Management Agreement.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. We will not reimburse our Manager for the salaries and other compensation of its executive personnel.

DESCRIPTION OF SERIES B REDEEMABLE PREFERRED STOCK

The following is a summary of the rights and preferences of our Series B Redeemable Preferred Stock. While we believe that the following description covers the material terms of our Series B Redeemable Preferred Stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law for a more complete understanding of our Series B Redeemable Preferred Stock. Copies of our charter and bylaws were filed as exhibits to our Registration Statement on Form S-11 (No. 333-192610) and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

Securities Offered In This Offering

Series B Redeemable Preferred Stock

Our board of directors, including our independent directors, has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series B Redeemable Preferred Stock. Our Series B Redeemable Preferred Stock is being offered pursuant to this prospectus supplement and will be issued in up to 150,000 Units, with each Unit consisting of one share of Series B Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Class A common stock.

The following is a brief description of the terms of our Series B Redeemable Preferred Stock. The description of our Series B Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Series B Redeemable Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus supplement is a part.

Rank.  Our Series B Redeemable Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Redeemable Preferred Stock;
•	on parity with any class or series of our capital stock, the terms of which expressly provide that it will rank on parity with the Series B Redeemable Preferred Stock, including the Series A Preferred Stock; and
•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Redeemable Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Investors in the Series B Redeemable Preferred Stock should note that holders of common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Series B Redeemable Preferred Stock receive a return of their capital.

Stated Value.  Each share of Series B Redeemable Preferred Stock has an initial “Stated Value” of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series B Redeemable Preferred Stock, as set forth in the Articles Supplementary for our Series B Redeemable Preferred Stock.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series B Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series B Redeemable Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on each share of Series B Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance. We expect to authorize and declare dividends on the Series B

Redeemable Preferred Stock on a monthly basis, payable on the 5th day of the month to holders of record on the 25th day of the prior month (or if such day is not a business day, on the next succeeding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Redeemable Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of issuance. Dividends on the Series B Redeemable Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued dividends on the Series B Redeemable Preferred Stock will not bear interest.

Holders of our shares of Series B Redeemable Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series B Redeemable Preferred Stock. Unless full cumulative dividends on our shares of Series B Redeemable Preferred Stock and Series A Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series B Redeemable Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series B Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or
•	except by conversion into or exchange for shares of stock ranking junior to the Series B Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series B Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.

Holders of the Series B Redeemable Preferred Stock are not eligible to participate in the company’s dividend reinvestment plan.

Redemption at Option of Holders.  Beginning on the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 13.0% redemption fee, plus an amount equal to any accrued but unpaid dividends.

Beginning one year from the date of original issuance of the shares of our Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 10% redemption fee, plus an amount equal to any accrued but unpaid dividends.

Beginning three years from the date of original issuance of the shares of our Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of

Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 5% redemption fee, plus an amount equal to any accrued but unpaid dividends.

Beginning four years from the date of original issuance of the shares of our Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to the Stated Value, initially $1,000 per share, less a 3% redemption fee, plus an amount equal to any accrued but unpaid dividends.

Beginning five years from the date of original issuance of the shares of our Series B Redeemable Preferred Stock to be redeemed, holders will have the right to require the company to redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value, initially $1,000 per share, plus an amount equal to any accrued but unpaid dividends.

If a holder of Series B Redeemable Preferred Stock causes the company to redeem such shares of Series B Redeemable Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption.

Our obligation to redeem any shares of our Series B Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.

Optional Redemption Following Death of a Holder.  Subject to restrictions, beginning on the date of original issuance and ending two years thereafter, we will redeem shares of Series B Redeemable Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon through and including the date of redemption, less all dividends previously paid to the holder or the estate; provided, however, that our obligation to redeem any of the shares of Series B Redeemable Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. Upon any such redemption request from a holder’s estate, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption.

Optional Redemption by the Company.  Beginning three years from the date of original issuance of the shares of Series B Redeemable Preferred Stock to be redeemed, we will have the right to redeem any or all shares of our Series B Redeemable Preferred Stock. We will redeem such shares of Series B Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Series B Redeemable Preferred Stock, plus an amount equal to any accrued but unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our Class A common stock, based on the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the redemption, in exchange for the Series B Redeemable Preferred Stock.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Series B Redeemable Preferred Stock. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be 30 days following the notice date.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Redeemable Preferred Stock, the holders of shares of Series B Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment, pari passu with the holders of shares of Series A Preferred Stock as to the liquidation preference and accrued but unpaid dividends they are entitled to receive.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series B Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Redeemable Preferred Stock will not be added to our total liabilities.

Voting Rights.  Our Series B Redeemable Preferred Stock has no voting rights.

Exchange Listing.  We do not plan on making an application to list the shares of our Series B Redeemable Preferred Stock on the NYSE MKT, any other national securities exchange or any other nationally recognized trading system. Our Class A common stock and Series A Preferred Stock are listed on the NYSE MKT.

Class A Common Stock Warrants

The following is a brief summary of the Warrants and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) and global warrant certificate filed with the SEC and incorporated by reference as exhibits to the registration statement, of which this prospectus supplement is a part.

Warrant Agreement.  The Warrants to be issued in this offering will be governed by a warrant agreement, or the Warrant Agreement. The Warrants shall be issued either in certificated form or by “book-entry” form, in either case to DTC, and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the Warrant Agreement and the applicable procedures and requirements of the DTC. The Warrants may be exercised by the holders of beneficial interest in the Warrants by delivering to the warrant agent, through a broker who is a DTC participant, prior to the expiration of such Warrants, a duly signed exercise notice and payment of the exercise price for the shares of our Class A common stock for which such Warrants are being exercised, as described in more detail below.

Exercisability.  Holders may exercise the Warrants at any time beginning one year from the date of issuance, and ending at 5:00 p.m., New York time, on the date that is the fourth anniversary of such date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our Class A common stock (subject to adjustment, as discussed below). A holder of Warrants does not have the right to exercise any portion of a Warrant to the extent that, after giving effect to the issuance of shares of our Class A common stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding, in each case, immediately after giving effect to the issuance of shares of our Class A common stock upon exercise of the Warrant.

Cashless Exercise.  If, on the date of any exercise of any Warrant, a registration statement covering the issuance of the shares of our Class A common stock issuable upon exercise of the Warrant is not effective and an exemption from registration is not available for the resale of such shares of our Class A common stock issuable upon exercise of the Warrant, the holder may satisfy its obligation to pay the exercise price upon the exercise of its Warrant on a cashless basis in accordance with the terms of the Warrant Agreement. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our Class A common stock purchasable upon such exercise. Any Warrant that is outstanding on the termination date of the Warrant shall be automatically terminated.

Exercise Price.  The exercise price of the Class A common stock purchasable upon exercise of the Warrants equals a 20% premium to the current market price per share of our Class A common stock on the date of issuance of such Warrant, subject to a minimum exercise price of $11.00 per share. The current market price will be determined using the volume weighted average price per share of our Class A common stock for the 20 trading days immediately prior to the date of the issuance of the Warrant. The exercise price and the number of shares of our Class A common stock issuable upon exercise of the Warrants is subject to appropriate adjustment from time to time in relation to the following events or actions in respect of the company: (i) we declare a dividend or make a distribution on our outstanding Class A common stock in Class A common stock; (ii) we subdivide or reclassify our outstanding Class A common stock into a greater number of shares of our Class A common stock; (iii) we combine or reclassify our outstanding Class A common stock into a smaller number of shares of our Class A common stock; or (iv) we enter into any transaction whereby the outstanding shares of our Class A common stock are at any time changed into or exchanged for a different number or kind of shares or other securities of the company or of another entity through reorganization, merger, consolidation, liquidation or recapitalization.

Transferability.  Subject to applicable law, the Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the Warrants on the NYSE MKT, any other national securities exchange or other nationally recognized trading system. Our Class A common stock and Series A Preferred Stock are listed on the NYSE MKT.

Rights as Stockholder.  Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Class A common stock, the holders of the Warrants will not have the rights or privileges of holders of our Class A common stock, including any voting rights, until they exercise their Warrants.

Fractional Shares.  No fractional shares of Class A common stock will be issued upon the exercise of the Warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of Class A common stock to be issued to the nearest whole number.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains, and the Articles Supplementary establishing the Series B Redeemable Preferred Stock will contain, restrictions ownership and transfer of our capital stock. Our charter generally restricts any person from acquiring beneficial or constructive ownership in excess of either (i) 9.8% in value of the aggregate of the outstanding shares of our capital stock, or (ii) 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. For purposes of this calculation, Warrants treated as held by a person will be deemed to have been exercised. However, unless our board of directors decides to apply a different interpretation of our charter, Warrants held by unrelated persons will not be deemed to be exercised. As a result of this treatment, shares that could be received upon an exercise of a Warrant held by an investor will be included in both the numerator and the denominator when calculating how many shares an investor may own without violating the 9.8% ownership limits. In addition, the Articles Supplementary establishing the Series B Redeemable Preferred Stock provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Redeemable Preferred Stock.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Warrant Agreement will also contain restrictions on the number of our Warrants that a person may own. The Warrant Agreement will provide that no person may beneficially or constructively own more than 9.8% of our Warrants. Violations of this restriction are subject to provisions similar to those in our charter applicable to violations of our stock ownership limits as described in “Description of Capital Stock —  Restrictions on Ownership and Transfer” in the accompanying prospectus. For this purpose, a transfer of a Warrant in violation of the foregoing restriction will be treated in the same manner as a transfer of stock in violation of our stock ownership limits.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock, Series A Preferred Stock and Series B Redeemable Preferred Stock is American Stock Transfer & Trust Company, LLC.

Listing

Our shares of Class A common stock and Series A Preferred Stock are listed on the NYSE MKT under the symbols “BRG” and BRG-PrA,” respectively. Our shares of Series B Redeemable Preferred Stock are not listed on an exchange and we do not intend to apply to have any such shares listed on an exchange in the future.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares of Series B Redeemable Preferred Stock, the Warrants and our shares of Class A common stock underlying the Warrants, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Allocation of Purchase Price of Unit as Between Series B Redeemable Preferred Stock and Warrant.

U.S. Stockholders.  For federal income tax purposes, the purchase of each Unit will be treated as the purchase of an “investment unit” consisting of two components, a share of Series B Redeemable Preferred Stock and a Warrant to purchase 20 shares of Class A common stock exercisable by the holder at an exercise price equal to a 20% premium to the current market price per share of our Class A common stock determined using the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $11.00 per share (subject to adjustment). The purchase price for the Unit must be allocated as between the Series B Redeemable Preferred Stock and the Warrant in proportion to their relative fair market values on the date that the Unit is purchased. The allocation of the purchase price will establish your initial tax basis for federal income tax purposes in your Series B Redeemable Preferred Stock and the Warrant. You should consult your tax advisor regarding the allocation of the purchase price between the share of Series B Redeemable Preferred Stock and the Warrant.

If the allocation of the purchase price between the Series B Redeemable Preferred Stock and the Warrant results in an “issue price” for the Series B Redeemable Preferred Stock that is lower than the price at which the Series B Redeemable Preferred stock may be redeemed under certain circumstances, this difference in price (the “redemption premium”) will be treated as a constructive distribution of additional stock on preferred stock under Code Section 305(c), unless the redemption premium is less than a statutory de minimis amount. If shares of the Series B Redeemable Preferred Stock may be redeemed at more than one time, the time and price at which redemption is most likely to occur must be determined based on all the facts and circumstances as of the issue date. Any such constructive distribution must be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Code Section 1272(a). Under those principles, a U.S. Holder is required to include the redemption premium in gross income as it accrues under a constant yield method.

We intend to take a position, through an appropriate valuation methodology, on an allocation of the purchase price for the Units between the shares of Series B Redeemable Preferred Stock and the Warrants that comprise the Units. If the allocation results in a value for the Warrant in excess of the statutory de minimis amount, we will report the premium in gross income of U.S. Holders as it accrues under a constant yield method and include the amount on the annual dividend reporting form, Form 1099-DIV. However, our position on the allocation of the purchase price to the Warrants is not binding on the Internal Revenue Service, or IRS. If the IRS were to take a different position regarding such allocation, U.S. Holders would be required to include a different amount of redemption premium in gross income as it accrues under a constant yield method and may be required to treat any gain recognized on the disposition of the Series B Redeemable Preferred Stock as ordinary income rather than as capital gain.

Non-U.S. Stockholders.  As described above, a portion of the purchase price for the Unit will be allocated to the Warrant. Any redemption premium that may result will be treated as a constructive distribution of additional stock on preferred stock under Code Section 305(c), unless the redemption premium is less than a statutory de minimis amount. Any such constructive distribution may need to be taken into account under principles similar to the principles governing the inclusion of accrued original issue discount under Code Section 1272(a) and may be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. See “Taxation of Non-U.S. Stockholders — Distributions” below and in the accompanying prospectus.

Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.

Redemption at Option of Holders

As described in “Description of Series B Redeemable Preferred Stock — Redemption at Option of Holders,” we have the option to pay the redemption price, in whole or in part, in cash or shares of our Class A common stock.

If we elect to pay the entire redemption price in Class A common stock, stockholders will not recognize gain or loss, except to the extent they receive cash in lieu of fractional shares. A stockholder’s tax basis in our Class A common stock received will be equal to its adjusted tax basis in the Series B Redeemable Preferred Stock being redeemed less any portion allocable to cash received in lieu of a fractional share. Cash received in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our Series B Redeemable Preferred Stock for more than one year at the time of conversion.

If we elect to pay the redemption price partly in Class A common stock and partly in cash, stockholders will recognize no loss on the redemption. If a stockholder realizes gain on the redemption, the stockholder will be required to recognize that gain in an amount equal to the lesser of (1) the gain realized and (2) the amount of cash received, excluding cash attributable to a fractional share. Cash received in lieu of fractional shares will be treated as described in the paragraph above. Stockholders will realize gain to the extent the sum of the cash and the fair market value of our Class A common stock received exceeds their adjusted tax basis in the Series B Redeemable Preferred Stock. A stockholders aggregate basis in our Class A common stock received (including any fractional share interest) will be equal to the stockholder’s adjusted tax basis in the Series B Redeemable Preferred Stock, decreased by the amount of cash received (excluding cash attributable to a fractional share) and increased by the amount of gain recognized on the redemption.

Stockholders should refer to “Material Federal Income Tax Considerations — Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock” in the accompanying prospectus for a discussion of the federal income tax consequences of a cash redemption of our Series B Redeemable Preferred Stock.

Warrants

U.S. Stockholders.  Upon the exercise of a Warrant for cash, you will not recognize gain or loss, and the amount paid for the Warrant plus the amount paid at exercise will be added to your basis in the Class A common stock received. Your holding period for the Class A common stock purchased pursuant to exercise of a Warrant for cash will generally begin no later than the day following the exercise and will not include the period you held the Warrant.

Upon a sale or other disposition (other than exercise) of a Warrant, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your tax basis in the Warrant. Such gain or loss will be long-term capital gain or loss provided you held the Warrant for more than one year at the time of sale or other disposition.

If the Warrant is allowed to lapse unexercised, you will generally have a capital loss equal to your basis in the Warrant. Such loss will be a long-term capital loss provided you held the Warrant for more than one year at the time the Warrant is allowed to lapse.

Certain adjustments to, or failure to adjust, the number of shares underlying the Warrants and/or exercise price of the Warrants may cause holders of Warrants and our stock to be treated as having received a distribution, to the extent any such adjustment or failure to adjust results in an increase in the proportionate interest of such holders in our company. Such a distribution would be taxable to holders as a dividend, return of capital or capital gain in accordance with rules discussed in the accompanying prospectus under the headings “Taxation of Taxable U.S. Stockholders” and “Taxation of Non-U.S. Stockholders — Distributions.”

Non-U.S. Stockholders.  The discussion directly above under “U.S. Stockholders” generally applies to Non-U.S. Stockholders, except that a Non-U.S. Stockholder generally will not be subject to federal income tax or withholding tax on gain recognized upon the sale or otherwise taxable disposition of a Warrant, provided, however, that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled” (see “Taxation of Non-U.S. Stockholders — Dispositions” below and in the accompanying prospectus).

Taxation of Non-U.S. Stockholders — Distributions

As discussed in the accompanying prospectus, for any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a United States Real Property Interest, or USRPI, under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. However, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We do not plan to list our Series B Redeemable Preferred Stock on any national securities exchange and, consequently, we anticipate that our Series B Redeemable Preferred Stock will not be regularly traded on an established securities market in the United States.

Taxation of Non-U.S. Stockholders — Dispositions

As discussed in the accompanying prospectus, Non-U.S. stockholders generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our Series B Redeemable Preferred Stock the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) at least one class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, an amount of our stock with a fair market value of 5% or less of the class of our stock that is regularly traded with the lowest fair market value at all times during a specified testing period. As noted in the accompanying prospectus, we believe that our Class A common stock is regularly traded on an established securities market.

Taxation of Non-U.S. Stockholders and Information Reporting Requirements and Withholding.

As referenced in the accompanying prospectus under the captions “Material Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions” and “Material Federal Income Tax Considerations — Information Reporting Requirements and Withholding,” a U.S. withholding tax rate of 30% will be imposed on proceeds from the sale of our stock received after December 31, 2016 by U.S. stockholders that hold our stock through foreign accounts if certain disclosure requirements related to U.S. accounts are not satisfied and to certain non-U.S. stockholders if certain disclosure requirements related to U.S. ownership are not satisfied. The effective date of the imposition of this U.S. withholding tax has been extended to payments received after December 31, 2018.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our Series B Redeemable Preferred Stock and Warrants by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. In considering the acquisition, holding and, to the extent relevant, disposition of our Series B Redeemable Preferred Stock and Warrants by an ERISA Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan, whether the investment is consistent with the plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

We may be a party in interest or a disqualified person with respect to ERISA Plans. The acquisition, holding and, to the extent relevant, disposition of our Series B Redeemable Preferred Stock and Warrants by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our Series B Redeemable Preferred Stock and Warrants. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that our Series B Redeemable Preferred Stock and Warrants are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring our Series B Redeemable Preferred Stock and Warrants.

Our Series B Redeemable Preferred Stock and Warrants should not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Plan Asset Issues

ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the Investment Company Act of 1940, as amended, nor a “publicly offered security,” the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. It is not anticipated that our Series B Redeemable Preferred Stock and Warrants will be issued by an investment company registered under the Investment Company Act of 1940. We expect, however, that our Series B Redeemable Preferred Stock and Warrants will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations.

As noted above, if an ERISA Plan acquires “publicly offered securities” then the ERISA Plan’s assets include the equity securities acquired by the ERISA Plan but do not include an undivided interest in the underlying assets of the entity. The definition of “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”

A class of securities satisfies the registration requirement under the Plan Asset Regulations if (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to our Series B Redeemable Preferred Stock and Warrants.

The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to our Series B Redeemable Preferred Stock and Warrants.

The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. Our Series B Redeemable Preferred Stock and Warrants are subject to certain restrictions on transferability that are typically found in REITS and that are intended to ensure that we continue to qualify as a REIT for U.S. federal income tax purposes. The Plan Asset Regulations provide that where (as in the case of our Series B Redeemable Preferred Stock and Warrants) the minimum investment is $10,000 or less, the presence of transfer restrictions intended to prohibit transfers that would result in a termination or reclassification for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” Because we anticipate that (i) we will satisfy the requirement under the Plan Asset Regulations to register the Series B Redeemable Preferred Stock and Warrants, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be “freely transferable” under the Plan Asset Regulations, we believe that the publicly offered securities exception will apply to our Series B Redeemable Preferred Stock and Warrants. There can be no assurance that will we qualify for the exception, however, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire our Series B Redeemable Preferred Stock and Warrants and the facts and circumstances nature of the “freely transferable” requirement.

The Plan Asset Regulations also provide that an ERISA Plan’s assets include the equity security acquired by the ERISA Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). It is unclear whether we qualify as a real estate operating company under the Plan Asset Regulations and at this time we do not intend to rely on that exception. In addition, we do not intend to limit or monitor benefit plan investors’ investments in our Series B Redeemable Preferred Stock and Warrants and so there can be no assurance that the Insignificant Participation Exception will apply to our Series B Redeemable Preferred Stock and Warrants.

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Representation

Each purchaser of our Series B Redeemable Preferred Stock will represent and warrant that under ERISA or applicable Similar Laws either (1) it is not a Plan and no portion of the assets used to acquire or hold our Series B Redeemable Preferred Stock and Warrants constitutes assets of any Plan, or (2) the acquisition, holding and disposition of our Series B Redeemable Preferred Stock and Warrants will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Valuation and Reporting

ERISA Plan fiduciaries (or the trustee or custodian of an IRA) may be required to determine the fair market value of the assets of such plans on at least an annual basis and sometimes as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary (or trustee or custodian in the case of an IRA) is required to make a good faith determination of that asset’s value.

Unless and until our shares of Series B Redeemable Preferred Stock are listed on a securities exchange, it is not expected that a public market for our shares of Series B Redeemable Preferred Stock will develop. To assist ERISA Plan fiduciaries (and trustees and custodians of IRAs) subject to the annual reporting requirements, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (and trustees or custodians of IRAs) who identify themselves to us and request the reports until we obtain a listing for our shares of Series B Redeemable Preferred Stock.

We anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year and (ii) to the fiduciaries of other ERISA Plans within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, that with respect to any determination of estimated value (i) the estimated value per share would actually be realized upon liquidation, (ii) the holder would realize the estimated net asset values if they attempted to sell the Series B Redeemable Preferred Stock or (iii) the value or method used to establish the estimated value would comply with ERISA or the Internal Revenue Code requirements described above.

ERISA Plans may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. In addition, under ERISA’s general reporting and disclosure rules, ERISA Plans that are subject to ERISA are required to include information regarding their assets, expenses and liabilities. To the extent any compensation arrangements described herein constitute reportable indirect compensation or fees that must be disclosed under ERISA, any such description (other than compensation or fees for which there is no formula used to calculate or determine the compensation or fees or an actual amount is stated), the descriptions are intended to assist the ERISA Plan in satisfying its reporting and disclosure obligations.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Series B Redeemable Preferred Stock and Warrants on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Series B Redeemable Preferred Stock and Warrants. The acquisition, holding and, to the extent relevant, disposition of our Series B Redeemable Preferred Stock and Warrants by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Purchasers of our Series B Redeemable Preferred Stock and Warrants have the exclusive responsibility for ensuring that their purchase and holding of our Series B Redeemable Preferred Stock and Warrants complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

PLAN OF DISTRIBUTION

General

We are offering up to a maximum of 150,000 shares of our Series B Redeemable Preferred Stock and Warrants to purchase up to a maximum of 3,000,000 shares of our Class A common stock in this offering through our affiliate, Bluerock Capital Markets, LLC, or Bluerock Capital Markets, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series B Redeemable Preferred Stock and Warrants and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series B Redeemable Preferred Stock or Warrants. The Series B Redeemable Preferred Stock and Warrants will be sold in Units, with each Unit consisting of (i) one share of Series B Redeemable Preferred Stock with an initial stated value of $1,000 per share, and (ii) one Warrant to purchase 20 shares of Class A common stock, exercisable by the holder at an exercise price that is a 20% premium to the current market price per share of our Class A common stock determined using the volume weighted average price per share of our Class A common stock for the 20 trading days prior to the date of issuance of such Warrant, subject to a minimum exercise price of $11.00 per share (subject to adjustment). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series B Redeemable Preferred Stock and Warrants are immediately detachable and will be issued separately.

This offering is scheduled to terminate by December 19, 2017. Under rules promulgated by the SEC, in some circumstances we could continue this offering until as late as June 17, 2018 in our sole discretion. If we decide to continue this offering beyond December 19, 2017 we will further supplement the prospectus accordingly. We may terminate this offering at any time, or may offer Units pursuant to a new registration statement, including a follow-on registration statement.

We will sell Units using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing Units through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Units by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, N.A. In addition, such investors will pay the full purchase price for their Units to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “— Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.

Bluerock Capital Markets, our dealer manager, is a member firm of FINRA. An affiliate of our sponsor, BR Capital Markets, LLC, owns a 100% interest in Bluerock Capital Markets. BR Capital Markets is 100% owned by R. Ramin Kamfar, a principal of our sponsor, and a family limited liability company controlled by Mr. Kamfar. Bluerock controls our dealer manager. Bluerock Capital Markets is a Massachusetts limited liability company with a principal business address of 17900 Skypark Circle, Suite 260, Irvine, California 92614 and its telephone number is (877) 826-BLUE (2583).

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to Bluerock Capital Markets selling commissions of up to 7.0% of the gross offering proceeds from this offering. We will also pay to Bluerock Capital Markets up to 3.0% of the gross offering proceeds from this offering as compensation for acting as dealer manager. As dealer manager, Bluerock Capital Markets will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission and dealer manager fee under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units.

We expect Bluerock Capital Markets to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Units. Bluerock Capital Markets may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. Bluerock Capital Markets may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer, to such participating broker-dealer as a non-accountable marketing or due diligence allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Units to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating broker-dealers to reduce the amount of selling commissions payable with respect to the sale of their Units down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Units.

Dealer Manager and Participating Broker-Dealer Compensation

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all the Units offered hereby.

Selling commissions (maximum)	$10,500,000
Dealer manager fee (maximum)	$4,500,000
Total	$15,000,000

We also will reimburse Bluerock Capital Markets for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee and such non-cash compensation under this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and Bluerock Capital Markets against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We expect to reimburse our manager and its affiliates for the actual amount of expenses incurred in connection with this offering, in an amount not expected to exceed 1.5% of gross offering proceeds, though the amount of such reimbursements may exceed the expected amount, as long as said reimbursements would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15.0% of gross offering proceeds. This includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Units, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including reimbursements for actual costs incurred for travel, meals and lodging by employees of our Manager and its affiliates to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by our Manager or its affiliates), charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Units under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

We will be responsible for the expenses of issuance and distribution of the Units in this offering, including registration fees, printing expenses and the company’s legal and accounting fees, which we estimate will total approximately $2.3 million (excluding selling commissions and dealer manager fees).

The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.

Settlement Procedures

If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Units through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated monthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Units by the settlement date, which depends on when you place the order during the monthly settlement cycle and can be anywhere from one to 20 days after the date of your order. This purchase price will not be held in escrow.

Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus supplement is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Units to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Irrespective of whether you purchase Units using DTC Settlement or DRS Settlement, by accepting Units you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, N.A. by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.

Investors purchasing Units through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Units by the settlement date, and such payments will not be held in escrow.

Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and have had sufficient time to review this prospectus supplement. Bluerock Capital Markets and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Units is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

For your initial investment in our Units, you must invest at least $5,000, or such lesser amounts in the discretion of Bluerock Capital Markets, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

LEGAL MATTERS

The statements under the caption “Additional Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Hunton & Williams LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the shares of Series B Redeemable Preferred Stock offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP.

EXPERTS

The financial statements of Bluerock Residential Growth REIT, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Grove at Waterford for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Village Green of Ann Arbor for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of North Park Towers for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Lansbrook Village for the year ended December 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of ARIUM Grande Lakes for the year ended December 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Fox Hill for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Ashton Reserve I for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus supplement and accompanying prospectus are a part under the Securities Act of 1933. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement and accompanying prospectus as to the content of any contract or other document incorporated by reference in the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in the registration statement. For further information regarding our company and the securities offered by this prospectus supplement and accompanying prospectus, reference is made by this prospectus supplement and accompanying prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus supplement and accompanying prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus supplement and accompanying prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated by reference into this prospectus supplement and accompanying prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 4, 2015;
•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed with the SEC on November 12, 2015;
•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2015 filed with the SEC on August 11, 2015;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 13, 2015;
•	Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 12, 2015, January 15, 2015, January 21, 2015, February 17, 2015, February 18, 2015, March 11, 2015, March 20, 2015, April 1, 2015, April 8, 2015, April 13, 2015, May 13, 2015, May 15, 2015, May 18, 2015, May 21, 2015, May 27, 2015, May 29, 2015, June 4, 2015, July 9, 2015, August 11, 2015, August 12, 2015, August 17, 2015, August 25, 2015, August 26, 2015, September 11, 2015, September 14, 2015, October 21, 2015, November 4, 2015, November 12, 2015, November 17, 2015, November 19, 2015, November 27, 2015 and December 16, 2015.
•	The description of our shares of 8.250% Series A Cumulative Redeemable Preferred Stock contained in our Form 8-A, filed October 20, 2015, including any amendments or reports filed for the purpose of updating the description;
•	The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Grove at Waterford for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-89 to F-90 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Village Green Ann Arbor for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-95 to F-96 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of North Park Towers for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-98 to F-99 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;

•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Lansbrook Village for the year ended December 31, 2013 and the three months ended March 31, 2014 and 2013 (unaudited) as provided on pages F-101 to F-102 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Grande Lakes for the year ended December 31, 2013 (audited) and the nine months ended September 30, 2014 and 2013 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 17, 2014;
•	The Historical Statements of Revenues and Certain Operating Expenses of Fox Hill for the year ended December 31, 2014 (audited) as provided in the company’s Form 8-K/A filed with the SEC on April 8, 2015;
•	The Historical Statements of Revenues and Certain Operating Expenses of Ashton Reserve I for the year ended December 31, 2014 (audited) as provided in the company’s Form 8-K/A filed with the SEC on November 4, 2015; and
•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus supplement and accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus supplement and accompanying prospectus. Such written or oral requests should be made to:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

PROSPECTUS

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

$500,000,000

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus at an aggregate public offering price that will not exceed $500,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our Class A common stock is listed on the NYSE MKT under the symbol “BRG.” On November 14, 2014, the last sale price of our Class A common stock as reported on the NYSE MKT was $12.81 per share.

We have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. Shares of our capital stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including, subject to certain exceptions, a 9.8% ownership limit of common stock by value or number of shares, whichever is more restrictive. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves a high degree of risk. You should carefully read and consider “Risk Factors” included on page 6 of this prospectus, in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K, and under similar headings in the other documents that are incorporated by reference into this prospectus, and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with your investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Dated December 19, 2014

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of $500,000,000 at prices and on terms to be determined at the time of offering. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained at the SEC’s website (www.sec.gov) and as otherwise may be indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we may offer and sell from time to time, which is not meant to be a complete description of each such security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in “Description of the Securities We May Offer,” in this prospectus and any prospectus supplement hereto, references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our Operating Partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, and we refer to our external manager, BRG Manager, LLC, a Delaware limited liability company, as our Manager. Both Bluerock and our Manager are related parties to the company.

CERTAIN DEFINITIONS

We use certain defined terms throughout this prospectus, any prospectus supplement, and in other documents that are incorporated by reference into this prospectus, which terms have the following meanings:

Bluerock SPs: Bluerock strategic partners, which are leading regional apartment owner/operators with which we invest through controlling positions in joint ventures. Bluerock SPs bring deep intellectual and relationship capital in their local markets, extensive operational infrastructure and ability to execute as a ‘local sharpshooter’, a track record of success, and capital to invest alongside us, which we believe aligns their interests with ours.

Core-Plus: Core-Plus investments generally consist of properties that demonstrate predictable and stable cash flow with a high proportion of the total return attributable to current income. These communities, however, also provide an opportunity for the owner to achieve appreciation by increasing occupancy and/or executing enhancement projects. These enhancement projects can generally be undertaken without disrupting the property’s rent roll and while maintaining occupancy and the in-place cash flow stream.

Invest-to-Own: Invest-to-Own investments generally consist of investment in the development of Class A properties where the investor can capture significant development premiums and minimize and/or eliminate development risks and guarantees. Our targeted Invest-to-Own investments will generally take the form of a convertible preferred equity structure that provides income during the development period and the ability to capture development premiums at completion by exercising the conversion right to take control and an equity stake in the ownership of the project.

Opportunistic: Opportunistic investments generally consist of properties that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

Value-Add: Value-Add investments generally consist of properties that are well-occupied and provide a relatively stable stream of cash flow; however, they also provide an opportunity for the improvement of the physical, financial, operational, or management characteristics of the property in order to drive rent growth, minimize turnover, and/or control operating expenses, with a high proportion of the total return attributable to appreciation in value. Value-Add initiatives are typically identified by the buyer prior to acquisition and include projects such as comprehensive interior upgrades to units, re-tenanting and/or repositioning of the property, and curing deferred maintenance or physical obsolescence.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the information incorporated by reference into this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein and incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus and incorporated herein by reference, including those set forth under the heading “Risk Factors”;
•	our ability to invest the net proceeds of any offering in the manner set forth in this prospectus or any applicable prospectus supplement;
•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	our ability to lease units in newly acquired or newly constructed apartment properties;
•	potential defaults on or non-renewal of leases by tenants;
•	creditworthiness of tenants;
•	our ability to obtain financing for and complete acquisitions under contract;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	the performance of the Bluerock SPs;
•	potential natural disasters such as hurricanes;
•	national, international, regional and local economic conditions;
•	our ability to pay future distributions at the dividend rates set forth in this prospectus or any applicable prospectus supplement;
•	the general level of interest rates;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus or included herein by reference. All forward-looking statements are made as of the date of this prospectus or the date of any document incorporated herein by reference, and the risk that actual results will differ materially from the expectations expressed in this prospectus and included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus and included herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus or included herein by reference will be achieved.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Bluerock Residential Growth REIT, Inc. was formed as a Maryland corporation on July 25, 2008, and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2010. The company’s objective is to maximize long-term stockholder value by acquiring well-located, institutional-quality apartment properties in demographically attractive growth markets across the United States. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies.

For a description of our portfolio of apartment properties, see Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which is incorporated herein by reference.

We are externally managed and advised by our Manager, BRG Manager, LLC, and we have no employees of our own. Our Manager provides all managerial and administrative personnel to us pursuant to the Management Agreement dated as of April 2, 2014, among the company, our Operating Partnership and our Manager, as amended from time to time. Our Manager is controlled by Bluerock, which is indirectly controlled by R. Ramin Kamfar, our Chairman of the Board of Directors, Chief Executive Officer and President.

Our consolidated financial statements include the accounts of the company and our Operating Partnership. The company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.

Our principal executive offices are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

RISK FACTORS

Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable (including without limitation our Current Report on Form 8-K/A filed with the SEC on November 17, 2014 and our Current Report on Form 8-K filed with the SEC on November 18, 2014), which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. As used in this prospectus and any accompanying prospectus supplement, references to “our,” “we,” “us” and similar terms when referring to a security offered, mean securities of Bluerock Residential Growth REIT, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Our board of directors may authorize the issuance of additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable, and may classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares that may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering, or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share. Of our 750,000,000 authorized shares of common stock, 747,586,185 shares have been classified as Class A common stock, 804,605 shares have been classified as Class B-1 common stock, 804,605 shares have been classified as Class B-2 common stock, and 804,605 shares have been classified as Class B-3 common stock. Our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of the date of this prospectus, we have 7,531,188 shares of Class A common stock, 353,630 shares of Class B-1 common stock, 353,630 shares of Class B-2 common stock, and 353,629 shares of Class B-3 common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

As of the date of this prospectus, there were outstanding: (a) 282,759 units of limited partnership interest in our Operating Partnership, or OP Units, which were issued in the contribution transactions in connection with our initial public offering in April 2014, or the IPO, and which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 146,016 units of a special class of partnership interest in our Operating Partnership, or LTIP Units, issued to our former advisor, Bluerock Multifamily Advisor, LLC, an affiliate of Bluerock, in payment of acquisition fees related to the contribution transactions in connection with our IPO, (excluding 179,562 unvested LTIP Units issued to our Manager concurrently with the completion of our IPO, which will vest ratably on an annual basis over a three-year period that commenced on April 30, 2014 and may convert to OP Units upon reaching capital account equivalency with the OP Units held by us, and may then be settled in shares of our Class A common stock). Other than those described in the previous sentence, there are no outstanding rights of any other kind in respect of our common stock.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors” included elsewhere in this prospectus.

Common Stock

Subject to the preferential rights of any preferred stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our common stock will have one vote per share on all matters voted on by stockholders, including the election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

As of the date of this prospectus, there are no shares of preferred stock outstanding and we have no present plans to issue any preferred stock.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the total value of the outstanding shares of our capital stock; or
•	the total value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. This exception is the “Excepted Holder Ownership Limitation.” Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under the federal income tax laws; and
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trust will vote all shares-in-trust and, subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Some or all of our distributions have been paid and may continue to be paid from sources other than cash flow from operations, such as from the proceeds of our continuous registered offerings conducted prior to our IPO, our IPO, our firmly-underwritten public offering in October 2014, or the Follow-On Offering, and/or any future offering, or from cash advances to us by our Manager, the sale of our assets, or cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. In addition, certain amounts we are required to pay to our Manager, including the base management fee, the incentive fee, and the termination fee, depend on stockholder equity, our AFFO and the weighted average of the issue price per share of our Class A common stock, and the base management fee and incentive fee earned during the 12-month period prior to termination, respectively, and therefore cannot be quantified or reserved for until such fees have been earned. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, although we intend to structure many of these investments under our Invest-to-Own strategy providing for income to us during the development stage. Our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our board of directors intends to, on a quarterly basis, establish the distribution amount for our Class A common stock for each month during the quarter. The record date and payment date will be as determined by our board of directors in their sole discretion. We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material federal income tax considerations.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;
•	the person to whom any interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	if applicable, the duration and terms of the right to extend interest payment periods;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•	the material federal income tax considerations applicable to the debt securities;
•	the covenants in the indentures; and
•	whether the debt securities will be guaranteed.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the applicable prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the applicable prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;
•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	our failure to deposit any sinking fund payment when due;
•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;
•	certain events of our bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;
•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be waived or amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;
•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock, shares of preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the applicable prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	a discussion of the material federal income tax considerations, if any, applicable to the acquisition, ownership, exercise and disposition of the warrants;
•	information with respect to book-entry procedures, if applicable; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash or upon cash-less exercise, if applicable, the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt securities, shares of common stock or preferred stock or depositary shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the following: shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares or any combination of such securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock entitles the owner of record thereof on the applicable record date to one vote on all matters submitted to a vote of stockholders. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause, and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;
•	an officer of the corporation; or
•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Operating Partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in connection with the purchase, ownership and disposition of our securities. Hunton & Williams LLP has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our securities;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;
•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated so as to qualify us as a REIT commencing with our taxable year ended December 31, 2010, and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2014 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business and the value of our common stock, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.
•	We will pay income tax at the highest corporate rate on:
•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
•	other non-qualifying income from foreclosure property.
•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•	We will be subject to a 100% excise tax on transactions with any TRSs we form in the future that are not conducted on an arm’s-length basis.
•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
•	the amount of gain that we recognize at the time of the sale or disposition, and
•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We own limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures, and we intend to acquire similar interests in the future. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.
•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

Our Operating Partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income.  Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income.  From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs; and
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “— Gross Income Tests.” Although we anticipate that our mezzanine loans typically will not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We intend to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of
•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,
•	95% of our REIT capital gain net income for such year, and
•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of shares of our stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Our Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our Class A common stock, and (ii) a U.S. stockholder’s basis and holding period in our Class A common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Class A common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock

A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under “—Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (1) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (2) results in a “complete termination” of the U.S. stockholder’s interest in all our classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Taxation of U.S. Stockholders on Distributions on Our Stock.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that stock and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and
•	either:
•	one pension trust owns more than 25% of the value of our capital stock; or
•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to

U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us;
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We believe that our Class A common stock is regularly traded on an established securities market in the United States. If our Class A common stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of that class of stock at all times during a specified testing period. As noted above, we believe that our Class A common stock is regularly traded on an established securities market.

If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

A U.S. withholding tax at a 30% rate applies to dividends received by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Once our Operating Partnership is no longer treated as a disregarded entity, we intend for our Operating Partnership to be classified as a partnership for U.S. federal income tax purposes and will not cause our Operating Partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

We have not requested and do not intend to request a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes once it is treated as having two or more partners for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;
•	through agents;
•	to or through underwriters;
•	through dealers;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.

We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than shares of our Class A common stock, which are currently listed on the NYSE MKT. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE MKT. We may elect to list any class or series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved.

We also may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE MKT, the existing trading market for our Class A common stock, or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Hunton & Williams LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. If the validity of any securities, and/or any other legal matters, are also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Bluerock Residential Growth REIT, Inc. (formerly Bluerock Multifamily Growth REIT, Inc., and previously Bluerock Enhanced Multifamily Trust, Inc.) and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statements of revenue in excess of certain expenses of Springhouse at Newport News for the years ended December 31, 2011 and 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical statement of revenues and certain direct operating expenses of Enders Place at Baldwin Park for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of MDA City Apartments for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Grove at Waterford for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Village Green of Ann Arbor for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Villas at Oak Crest for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of North Park Towers for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Lansbrook Village for the year ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of ARIUM Grande Lakes for the year ended December 31, 2013 and the nine months ended September 30, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus is a part under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document incorporated by reference in this registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in this registration statement. For further information regarding our company and the securities offered by this prospectus, reference is made by this prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2013 filed with the SEC on February 14, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with the SEC on May 15, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 14, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed with the SEC on November 11, 2014;
•	Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 22, 2014, January 29, 2014, February 28, 2014, March 7, 2014, March 17, 2014, March 18, 2014, April 1, 2014, April 8, 2014, May 21, 2014, May 30, 2014, June 3, 2014, July 8, 2014, July 30, 2014, August 6, 2014, August 7, 2014, October 7, 2014, November 4, 2014, November 10, 2014, November 17, 2014, and November 18, 2014;
•	The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;
•	The Statements of Revenues in Excess of Certain Expenses of Springhouse at Newport News for the three months ended March 31, 2012 (unaudited) and for the years ended December 31, 2011 and 2010 as provided on pages F-79 to F-81 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Enders Place At Baldwin Park for the nine months ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 and the nine months ended September 30, 2011 (unaudited) as provided on pages F-83 to F-84 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Combined Historical Statements of Revenues and Certain Direct Operating Expenses of MDA Apartments for the nine months ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 and the nine months ended September 30, 2011 (unaudited) as provided on pages F-86 to F-87 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Grove at Waterford for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-89 to F-90 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Villas at Oak Crest for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-92 to F-93 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;

•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Village Green Ann Arbor for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-95 to F-96 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of North Park Towers for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-98 to F-99 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Lansbrook Village for the year ended December 31, 2013 and the three months ended March 31, 2014 and 2013 as provided on pages F-101 to F-102 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Grande Lakes for the year ended December 31, 2013 (audited) and the nine months ended September 30, 2014 as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 17, 2014; and
•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Maximum of 150,000 Units consisting of 150,000 Shares of Series B Redeemable Preferred Stock and Warrants to Purchase 3,000,000 Shares of Class A Common Stock
(Liquidation Preference $1,000 per share of Series B Redeemable Preferred Stock
(subject to adjustment))

PROSPECTUS SUPPLEMENT

Bluerock Capital Markets, LLC

December 17, 2015